Exhibit 4.1


                          DIGITAL EQUIPMENT CORPORATION
                           SAVINGS AND INVESTMENT PLAN

                           (July 2, 1989 Restatement)

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
ARTICLE 1. INTRODUCTION . . . . . . . . . . . . . . . . . .   1
  1.1. In General . . . . . . . . . . . . . . . . . . . . .   1
  1.2. Defined Terms. . . . . . . . . . . . . . . . . . . .   1

ARTICLE 2. PARTICIPATION. . . . . . . . . . . . . . . . . .   2

  2.1. Date of Participation. . . . . . . . . . . . . . . .   2
  2.2. Duration of Participation. . . . . . . . . . . . . .   2

ARTICLE 3. CONTRIBUTIONS. . . . . . . . . . . . . . . . . .   3
  3.1. Elective Contributions . . . . . . . . . . . . . . .   3
  3.2. Form and Manner of Elections . . . . . . . . . . . .   3
  3.3. Company Contributions. . . . . . . . . . . . . . . .   3
  3.4. Rollover Contributions . . . . . . . . . . . . . . .   4
  3.5. Crediting of Contributions . . . . . . . . . . . . .   4
  3.6. Time for Making Contributions. . . . . . . . . . . .   4
  3.7. Certain Limits Apply . . . . . . . . . . . . . . . .   4
  3.8. Return of Contributions. . . . . . . . . . . . . . .   5
  3.9. Establishment of Trust . . . . . . . . . . . . . . .   5

ARTICLE 4 PARTICIPANT ACCOUNTS. . . . . . . . . . . . . . .   6
  4.1. Accounts . . . . . . . . . . . . . . . . . . . . . .   6
  4.2. Adjustment of Accounts . . . . . . . . . . . . . . .   6
  4.3. Investment of Accounts . . . . . . . . . . . . . . .   6
  4.4. Appointment of Investment Manager or Named Fiduciary   7

ARTICLE 5. VESTING OF ACCOUNTS. . . . . . . . . . . . . . .   8
  5.1. Immediate Vesting of All Accounts. . . . . . . . . .   8
  5.2. Changing in Vesting Schedule . . . . . . . . . . . .   8

ARTICLE 6 WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE. . .   9
  6.1. Hardship Withdrawals . . . . . . . . . . . . . . . .   9
  6.2. Withdrawals After Age 59 1/2 . . . . . . . . . . . .  11
  6.3. Withdrawals on Account of Disability . . . . . . . .  11
  6.4. Priority of Accounts and Investment Funds. . . . . .  11
  6.5. Restrictions on Certain Distributions. . . . . . . .  11
  6.6. Limitation of Withdrawable Amount. . . . . . . . . .  12
  6.7. Distributions Required by a Qualified Domestic
       Relations Order. . . . . . . . . . . . . . . . . . .  12
  6.8. Certain Dispositions . . . . . . . . . . . . . . . .  12
  6.9. Direct Transfer. . . . . . . . . . . . . . . . . . .  13

ARTICLE 7. LOANS TO PARTICIPANTS. . . . . . . . . . . . . .  14
  7.1. In General . . . . . . . . . . . . . . . . . . . . .  14
  7.2. Rules and Procedures . . . . . . . . . . . . . . . .  14
  7.3. Maximum Amount of Loan . . . . . . . . . . . . . . .  14
  7.4. Minimum Amount and Number of Loans; Fee. . . . . . .  14
  7.5. Note; Security; Interest . . . . . . . . . . . . . .  15

  7.6. Repayment. . . . . . . . . . . . . . . . . . . . . .  15
  7.7. Repayment Upon Distribution. . . . . . . . . . . . .  15
  7.8. Default. . . . . . . . . . . . . . . . . . . . . . .  16
  7.9. Note as Trust Asset. . . . . . . . . . . . . . . . .  16
  7.10. Nondiscrimination . . . . . . . . . . . . . . . . .  16
  7.11. Designation of Investment Funds . . . . . . . . . .  16

ARTICLE 8 BENEFITS UPON DEATH OR SEPARATION FROM SERVICE. .  17
  8.1. Separation from Service for Reasons Other Than Death  17
  8.2. Minimum Required Distributions . . . . . . . . . . .  18
  8.3. Certain Distribution Options Protected . . . . . . .  19
  8.4. Distributions After A Participant's Death. . . . . .  19
  8.5  Designation of Beneficiary . . . . . . . . . . . . .  20
  8.6. Direct Transfers . . . . . . . . . . . . . . . . . .  21

ARTICLE 9. ADMINISTRATION . . . . . . . . . . . . . . . . .  22
  9.1. Administration of the Plan . . . . . . . . . . . . .  22
  9.2. Meetings . . . . . . . . . . . . . . . . . . . . . .  22
  9.3. Expenses . . . . . . . . . . . . . . . . . . . . . .  22
  9.4. Powers and Duties. . . . . . . . . . . . . . . . . .  22
  9.5. Benefit Claims Procedures. . . . . . . . . . . . . .  24
  9.6. Liability of Committee Members . . . . . . . . . . .  24
  9.7. Reliance on Reports and Certificates . . . . . . . .  24
  9.8. Indemnification. . . . . . . . . . . . . . . . . . .  24
  9.9. Discretionary Action . . . . . . . . . . . . . . . .  25

ARTICLE 10. AMENDMENT AND TERMINATION . . . . . . . . . . .  26
  10.1. Amendment . . . . . . . . . . . . . . . . . . . . .  26
  10.2. Termination . . . . . . . . . . . . . . . . . . . .  26
  10.3. Distributions upon Termination of the Plan. . . . .  27
  10.4. Merger or Consolidation of Plan; Transfer of Plan
        Assets. . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE 11. LIMITS ON CONTRIBUTIONS . . . . . . . . . . . .  28
  11.1. Code Section 404 Limits . . . . . . . . . . . . . .  28
  11.2. Code Section 415 Limits . . . . . . . . . . . . . .  28
  11.3. Code Section 402(g) Limits. . . . . . . . . . . . .  29
  11.4. Code Section 401(k)(3) Limits . . . . . . . . . . .  31
  11.5. Code Section 401(m) Limits. . . . . . . . . . . . .  35

ARTICLE 12. SPECIAL TOP-HEAVY PROVISIONS. . . . . . . . . .  41
  12.1. Provisions to apply . . . . . . . . . . . . . . . .  41
  12.2. Minimum Contribution. . . . . . . . . . . . . . . .  41
  12.3. Adjustment to Limitation on Benefits. . . . . . . .  42
  12.4. Definitions . . . . . . . . . . . . . . . . . . . .  42


ARTICLE 13. MISCELLANEOUS . . . . . . . . . . . . . . . . .  46
  13.1. Exclusive Benefit Rule. . . . . . . . . . . . . . .  46
  13.2. Limitation of Rights. . . . . . . . . . . . . . . .  46
  13.3. Nonalienability of Benefits . . . . . . . . . . . .  46
  13.4. Governing law . . . . . . . . . . . . . . . . . . .  46
  13.5. Appointment of Person to Receive Payment. . . . . .  46
  13.6. Action by Plan Sponsor. . . . . . . . . . . . . . .  47
  13.7. Impossibility of Performance. . . . . . . . . . . .  47
  13.8. Electronic Notice . . . . . . . . . . . . . . . . .  47
  13.9. Incompetent Participants. . . . . . . . . . . . . .  47

ARTICLE 14 DEFINITIONS. . . . . . . . . . . . . . . . . . .  48
  14.1. "Accounts". . . . . . . . . . . . . . . . . . . . .  48
  14.2. "Administrator" . . . . . . . . . . . . . . . . . .  48
  14.3. "Affiliated Company". . . . . . . . . . . . . . . .  48
  14.4. "Beneficiary" . . . . . . . . . . . . . . . . . . .  48
  14.5. "Board of Directors". . . . . . . . . . . . . . . .  48
  14.6. "Claims Committee". . . . . . . . . . . . . . . . .  48
  14.7. "Code". . . . . . . . . . . . . . . . . . . . . . .  49
  14.8. "Company Contribution". . . . . . . . . . . . . . .  49
  14.9. "Compensation". . . . . . . . . . . . . . . . . . .  49
  14.10. "Contribution Agreement" . . . . . . . . . . . . .  50
  14.11. "Date of Employment" . . . . . . . . . . . . . . .  50
  14.12. "Direct Transfer". . . . . . . . . . . . . . . . .  50
  14.13. "Early Retirement Date". . . . . . . . . . . . . .  50
  14.14. "Elective Contribution". . . . . . . . . . . . . .  50
  14.15. "Eligible Employee". . . . . . . . . . . . . . . .  50
  14.16. "Employee" . . . . . . . . . . . . . . . . . . . .  51
  14.17. "Eligible Rollover Distribution" . . . . . . . . .  51
  14.18. "Eligible Retirement Plan" . . . . . . . . . . . .  51
  14.19. "Entry Date" . . . . . . . . . . . . . . . . . . .  51
  14.20. "ERISA". . . . . . . . . . . . . . . . . . . . . .  51
  14.21. "Highly Compensated Employee". . . . . . . . . . .  52
  14.22. "Investment Committee" . . . . . . . . . . . . . .  53
  14.23. "Matching Contribution". . . . . . . . . . . . . .  53
  14.24. "Normal Retirement Age". . . . . . . . . . . . . .  53
  14.25. "Participant". . . . . . . . . . . . . . . . . . .  53
  14.26. "Participating Company". . . . . . . . . . . . . .  54
  14.27. "Period of Service". . . . . . . . . . . . . . . .  54
  14.28. "Plan" . . . . . . . . . . . . . . . . . . . . . .  54
  14.29. "Plan Sponsor" . . . . . . . . . . . . . . . . . .  54
  14.30. "Plan Year". . . . . . . . . . . . . . . . . . . .  54
  14.31. "Qualified Domestic Relations Order" . . . . . . .  55
  14.32. "Regulation" . . . . . . . . . . . . . . . . . . .  55
  14.33. "Required Beginning Date". . . . . . . . . . . . .  55
  14.34. "Rollover Contribution". . . . . . . . . . . . . .  55
  14.35. "Section". . . . . . . . . . . . . . . . . . . . .  55
  14.36. "Trust". . . . . . . . . . . . . . . . . . . . . .  55
  14.37. "Trustee". . . . . . . . . . . . . . . . . . . . .  55
  14.38. "Valuation Date" . . . . . . . . . . . . . . . . .  55

                            ARTICLE 1.  INTRODUCTION.

     l.l.     In  General. This  document  restates  and  continues the Digital
              ------------
Equipment Corporation Savings and Investment Plan on the terms and conditions hereinafter set forth. The effective date of this restatement is generally July 2, 1989, except that in the case of any provision of the restatement which related to a "Tax Reform requirement" (as defined by Rev. Proc. 89-65) whose effective date is other than the first day of the 1989 plan year, the effective date of such provision shall be the effective date of the related Tax Reform requirement. The original effective date of the Plan is January 1, 1985.

The Plan and its related Trust are intended to qualify as a profit-sharing plan and trust under Code sections 401(a) and 501(a), and the cash or deferred arrangement forming part of the Plan is intended to qualify under Code section 401 (k) . The provisions of the Plan and Trust shall be construed and applied accordingly. The purpose of the Plan is to provide benefits to Participants in a manner consistent and in compliance with such Code sections and Title I of ERISA.

     1.2.     DEFINED TERMS.  All  capitalized  terms  used  in  the  following
              --------------
provisions of the Plan have the meanings given them under the Article entitled "Definitions" unless the context clearly indicates otherwise.

                            ARTICLE 2. PARTICIPATION.

     2.1.     DATE  OF  PARTICIPATION. Each  person who is a Participant of the
              ------------------------
Plan (as in effect prior to this restatement), on the effective date of this restatement shall remain a Participant, subject to Section 2-2, below. Each other Eligible Employee shall become a Participant as of the Entry Date coinciding with or next following his or her Date of Employment, provided that he or she is an Eligible Employee on such Entry Date.

     2.2.     DURATION  OF  PARTICIPATION.  An  individual  who  has  become  a
              ----------------------------
Participant under the Plan will remain a Participant for as long as an Account is maintained under the Plan for his or her benefit, or until his or her death, if earlier. Notwithstanding the preceding sentence, contributions shall be made only with respect to those Participants who are Eligible Employees. In the event a Participant ceases to be an Eligible Employee, he or she will again become a Participant described in the preceding sentence upon again becoming an Eligible Employee.

                            ARTICLE 3. CONTRIBUTIONS.

     3.1.     ELECTIVE  CONTRIBUTIONS.  Each Participant  may  enter  into  a
              ------------------------
Contribution Agreement with his or her Participating Company specifying Elective Contributions in an amount designated in the Agreement. By agreeing to Elective Contributions, the Participant agrees to a reduction in pay in the amount designated and the Participating Company agrees to contribute an equivalent amount to the Trust.

Contributions for any pay period may be designated in the following percentages of Compensation:

     2%  -  8%  for  Elective  Contributions,  in  increments  of  1%.

Notwithstanding the foregoing, effective April 2, 1995, Contributions for any pay period may be designated in the following percentages of Compensation:

     1% - 8% for Elective Contributions, in increments of 1%, with respect to Participants who earned Compensation in the prior Plan Year which equaled or exceeded such dollar limit as may be determined by the Plan Administrator from time to time; and

     1% - 12% for Elective Contributions, in increments of 1%, with respect to all other Participants.

     3.2.     FORM AND MANNER OF ELECTIONS. Each Contribution Agreement shall be
              -----------------------------
in a form prescribed or approved by the Administrator, and may be entered into, changed or revoked by the Participant, with such prior notice (whether written or otherwise) as the Administrator may prescribe, as of any Entry Date.

A Contribution Agreement shall be effective prospectively with respect to Compensation payable on and after the Entry Date specified in the Agreement.

A Participant who revokes a Contribution Agreement may not enter into a new Agreement effective prior to the first Entry Date following the revocation.

     3.3.     COMPANY  CONTRIBUTIONS.  Beginning  with  respect  to  Elective
              -----------------------
Contributions which relate to Compensation paid as of July 6, 1995, each Participating Company shall make a Company Contribution to the Trust for the benefit of each Participant on whose benefit it made Elective Contributions for each Plan Year in the amount as determined under (A) and (B), below:

     (A) a Matching Contribution for each pay period equal to the lesser of (i) 33 1/3% of such Participant's Elective Contributions for that pay period, and (ii) 2% of such Participant's Compensation in such pay period.

     (B) In addition, for Plan Years beginning on and after January 1, 1996, the Company shall contribute an additional amount, on behalf of each Participant who is an Employee on the last day of such Plan Year (or whose death or termination from employment with all Affiliated Companies on or after the Employee's Early Retirement Date occurs prior to such day), which when added to the Matching Contribution made pursuant to (A) for such Plan Year, equals the lesser of (i) 33 1/3% of a Participant's Elective
     Contributions for the Plan Year, and (ii) 2% of such Participant's Compensation for the Plan Year.

     3.4.     ROLLOVER  CONTRIBUTIONS.  An Eligible Employee may make a Rollover
              ------------------------
Contribution to the Plan upon demonstration to the Administrator that the contribution is eligible for transfer to the Plan pursuant to the rollover provisions of the Code.

     3.5.     CREDITING  OF CONTRIBUTIONS.  Each type of contribution for a Plan
              ----------------------------
Year shall be allocated among and credited to the Accounts of Participants eligible to share in the contribution as of the earlier of the Valuation Date coinciding with or next following the date the contributions are received by the Trustee and the Valuation Date of such Plan Year.

     3.6.     TIME FOR MAKING CONTRIBUTIONS. Elective Contributions will be paid
              ------------------------------
in cash to the Trust as soon as such contributions can reasonably be segregated from the general assets of the Participating Employer, but in any event within 90 days after the date on which the Compensation to which such contributions relate is paid. Any Company Contributions for a Plan Year will be contributed in cash to the Trust at such time as the Plan Sponsor determines, but in any event no later than the earlier of (i) the time prescribed by law (including extensions) for filing the Participating Employer's federal income tax return for its taxable year in or with which the Plan Year ends, or (ii) the last day of the 12-month period immediately following the Plan Year.

     3.7.     CERTAIN LIMITS APPLY.  All  contributions to the  Plan are subject
              ---------------------
to the applicable limits set forth under Code sections 401(k), 401(m), 402(g), 404, and 415, as further described elsewhere in the Plan. In addition, certain minimum allocations may be required under Code section 416, as also further described elsewhere in the Plan.

     3.8.     Return of Contributions.  If  any contribution by a Participating
              ------------------------
Company to the Trust is

          (a) made by reason of a good faith mistake of fact, or

          (b) believed by the Participating Company in good faith to be deductible under Code section 404, but the deduction is disallowed.

The Trustee shall, upon request by the Participating Employer, return to the Participating Company the excess of the amount contributed over the amount, if any, that would have been contributed had there not occurred a mistake of fact or a mistake in determining the deduction. Such excess shall be reduced by the losses of the Trust attributable thereto, if and to the extent such losses exceed the gains and income attributable thereto. In no event shall the return of a contribution hereunder cause any Participant's Accounts to be reduced to less than they would have been had the mistaken or nondeductible amount not been contributed. No return of a contribution hereunder shall be made more than one year after the mistaken payment of the contribution, or disallowance of the deduction, as the case may be.

     3.9.     ESTABLISHMENT OF TRUST. The Plan Sponsor will establish a Trust to
              -----------------------
accept and hold contributions made under the Plan. The Trust shall be governed by an agreement between the Plan Sponsor and the Trustee, the terms of which shall be consistent with the Plan provisions and intended qualification under Code sections 401(a) and 501(a).

                        ARTICLE 4. PARTICIPANT ACCOUNTS.

     4.1.     ACCOUNTS. The Administrator will establish and maintain (or cause
              ---------
the Trustee to establish and maintain) for each Participant, such Accounts as are necessary to carry out the purposes of this Plan.

     4.2.     ADJUSTMENT  OF  ACCOUNTS. As of each Valuation Date, each Account
              -------------------------
will be adjusted to reflect the fair market value of the assets allocated to the Account. In this connection,

               (a) each Account balance will be increased by the amount of contributions actually received by the Trustee, income and gain allocable to such Account since the prior Valuation Date; and

               (b) each Account balance will be decreased by the amount of distributions from the Account and expenses and losses allocable to the Account since the prior Valuation Date.

Income, expense, gain and loss which are generated by a particular investment fund within the Trust shall be allocated to each Account participating in such investment fund in the ratio in which the portion of the Account which is invested in the fund bears to the entire amount of Trust assets invested in the fund. Any expenses relating to a specific Account or Accounts, except expenses incurred with respect to a Qualified Domestic Relations Order, may be charged solely to the particular Account or Accounts.

     4.3.     INVESTMENT  OF  ACCOUNTS. A  Participant's  Elective Contribution
              -------------------------
Account, Company Contribution Account, and Rollover Contribution Account shall be invested by the Trustee as the Participant directs from among such investment options as the Investment Committee may make available from time to time. The Administrator shall prescribe the form and manner in which such directions shall be made, as well as the frequency with which such directions may be made or changed and the amount of such allocation or re-allocation, the dates as of which they shall be effective, and the allocation of Accounts with respect to which no directions are submitted. Any other assets of the Trust shall be invested by the Trustee in the sole discretion of the Trustee and in accordance with its fiduciary duties under ERISA; provided,that if an investment manager or other named fiduciary has been appointed with respect to all or a portion of such assets, the Trustee shall invest such portion as the investment manager or other named fiduciary directs. The investment options available to Participants under the Plan may include investment companies registered under the

Investment Company Act of 1940; certificates of deposit, savings accounts and other instruments issued by a bank or similar institution; investment contracts and other instruments issued by an insurance company or bank; and publicly-offered securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 selected by the Investment Committee.

     4.4.    APPOINTMENT OF INVESTMENT MANAGER OR NAMED FIDUCIARY.The Investment
             -----------------------------------------------------
Committee may appoint in writing one or more investment managers or other "named fiduciaries" (within the meaning of ERISA section 402(a)(2)) to manage the investment of all or designated portions of the assets held in the Trust. The appointment shall be effective upon acknowledgement in writing by the investment manager or other named fiduciary that it is a fiduciary with respect to the Plan. An investment manager must be (a) registered as an investment adviser under the investment advisers Act of 1940, (b) a bank as defined in that Act, or
(c) an insurance company qualified under the laws of more than one state to manage, acquire or dispose of any assets of the Plan.

                         ARTICLE 5. VESTING OF ACCOUNTS.

     5.1.     IMMEDIATE VESTING OF ALL ACCOUNTS. A Participant will at all times
              ----------------------------------
be 100% vested in each of the Accounts maintained for him or her under the Plan.

     5.2.     CHANGES  IN  VESTING  SCHEDULE. If the Plan's vesting schedule is
              -------------------------------
amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant's vested percentage, each Participant who has completed a Period of Service of at least three years may elect, within the period described below, to have his or her vested percentage determined without regard to such amendment or change. The period referred to in the preceding sentence will begin on the date the amendment of the vesting schedule is adopted and will end 60 days thereafter, or, if later, 60 days after the later of

          (a) the date on which such amendment becomes effective; and

          (b) the date on which the Participant is issued written notice of such amendment by the Administrator.

            ARTICLE 6. WITHDRAWALS PRIOR TO SEPARATION FROM SERVICE.

     6.1.     HARDSHIP  WITHDRAWALS.
              ----------------------

          (a) Immediate and heavy financial need. A Participant may make a withdrawal from his or her Accounts in the event of an immediate and heavy financial need arising from:

               (i) expenses for medical care described in Code section 213(d) previously incurred by the Participant, his or her spouse or any of his or her dependents (as defined in Code section 152) or necessary for these persons to obtain such medical care;

               (ii) costs directly related to the purchase (or on or after April 2, 1995, the construction of) of a principal residence of the Participant (excluding mortgage payments);

               (iii) the payment of tuition and related educational fees and room and board expenses for the next 12 months of post-secondary education for the Participant, his or her spouse, children or dependents (as defined in Code section 152); or

               (iv)   payments   necessary   to  prevent  the  eviction  of  the
          Participant from his or her principal residence or foreclosure on the mortgage on that principal residence.

The Administrator's determination of whether there is an immediate and heavy financial need as defined above shall be made solely on the basis of written evidence furnished by the Participant. Such evidence must also indicate the amount of such need.

          (b)(i) Periods prior to April 2, 1995. The rules of this paragraph (i)
                 ------------------------------
     shall apply in the case of hardship withdrawals occurring prior to April 2, 1995. As soon as practicable after the Administrator's determination that an immediate and heavy financial need exists with respect to the Participants and that amount is not reasonably available from other resources of the Participant, the Administrator will direct the Trustee to pay to the Participant the amount necessary to meet the need created by the hardship (but not in excess of the value of the Participant's Accounts, determined as of the Valuation Date which is at least-15 days next following the Administrator's determination).

     The amount necessary to meet the need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. No portion of an Elective Contribution Account attributable to income earned after December 31, 1988, may be distributed due to a financial hardship.

               (ii) Periods  commencing on or after April 2, 1995.  The rules of
                    ---------------------------------------------
          this paragraph (ii) shall apply in case of hardship withdrawals occurring on or after April 3, 1995. As soon as practicable after the Administrator's determination that an immediate and heavy financial need exists with respect to the Participant and that the Participant has obtained all other distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan and all other plans maintained by the Affiliated Companies, the Administrator will direct the Trustee to pay to the Participant the amount necessary to meet the need created by the hardship (but not in excess of the value of the Participant's Accounts, determined as of the Valuation Date next following the Administrator's determination). The amount necessary to meet the need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. No portion of an Elective Contribution Account attributable to income earned after December 31, 1988, may be distributed due to a financial hardship.

          (c) Effect of hardship  distribution.  Effective  April 2, 1995,  if a
              --------------------------------
     Participant receives a hardship distribution from his or her Accounts, then the Participant shall suspend any Elective Contribution election or any other cash-or-deferred or employee contribution election in effect with respect to him or her under the Plan or any other plan (other than a health or other welfare plan (including a cafeteria plan)) maintained by an Affiliated Company for the 12-month period beginning with the date the Participant receives the distribution, and the amount of Elective Contributions made for the benefit of the Participant, together with any elective deferrals made on behalf of the Participant under any other plan maintained by the Affiliated Companies for the calendar year immediately following the calendar year of the hardship distribution must not exceed the applicable limit under Code section 402(g) for such next calendar year, less the amount of such contributions made on behalf of the Participant for the calendar year of the hardship distribution.

     6.2.     WITHDRAWALS AFTER AGE 59 1/2. A Participant who is an Employee and
              -----------------------------
has attained age 59 1/2 may make a withdrawal from any one or more of his or her Accounts for any reason, but with such prior notice as the Administrator may prescribe. Any withdrawal made pursuant to this Section 6.2 shall be in the amount specified by the Participant of at least $1,000.00, but not more than the value of the Participant's Accounts determined as of the Valuation Date, next following the Administrator's receipt of notice of the withdrawal. Payment to the Participant shall be made as soon as practicable after such Valuation Date. Prior to April 2, 1995, no more than two such requests shall be permitted in any one Plan Year. Effective April 2, 1995, withdrawals made pursuant to this
Section 6_2 may be made in the form of annual, quarterly, or monthly installments.

     6.3.     WITHDRAWALS  ON ACCOUNT OF DISABILITY.  Effective April 2, 1995, a
              --------------------------------------
Participant who remains disabled for more than 26 consecutive weeks under his or her Participating Employer's long-term disability plan but who has not otherwise separated from service from the Affiliated Companies may make a withdrawal from any one or more of his or her Accounts for any reason, but with such prior notice as the Administrator may prescribe. Any such withdrawal shall be in the amount specified by the Participant, up to the value of the Participant's Accounts determined as of the Valuation Date next following the Administrator's receipt of notice of the withdrawal. Payment to the Participant shall be made as soon as practicable after such Valuation Date.

     6.4.     PRIORITY  OF  ACCOUNTS AND INVESTMENT FUNDS.  All withdrawals made
              --------------------------------------------
pursuant to this Article 6 shall be made ratably among the Accounts. Beginning April 2, 1995, withdrawals made pursuant to this Article 6 shall be made from the Participant's Accounts in the following order of priority: (1) Rollover Account, (ii) Elective Contribution Account, and (iii) Company Contribution Account. Amounts shall be withdrawn proportionately among the investment funds to which the Accounts are allocated.

     6.5.     RESTRICTIONS  ON  CERTAIN  DISTRIBUTIONS.  In  the  case  of  a
              -----------------------------------------
Participant whose Accounts are valued in excess of $3,500 and who has not yet attained the Normal Retirement Age, no distribution may be made to the Participant under this Article unless

          (a) between the 30th and 90th day prior to the date distribution is to be made, the Administrator notifies the Participant in writing that he or she may defer distribution until the Normal Retirement Age and provides the Participant with a written description of the material features and (if applicable) the relative values of the forms of distribution available under the Plan; and

          (b) the Participant consents to the distribution in writing after the information described above has been provided to him or her.

Notwithstanding the foregoing, a Participant may waive such notice and consent to a distribution at any time upon notice to the Administrator. For purposes of this Section, a Participant's Accounts will be considered to be valued in excess of $3,500 if the value of his or her Accounts exceeds such amount at the time of the distribution in question or exceeded such amount at the time of any prior distribution.

     6.6.     LIMITATION  ON  WITHDRAWABLE  AMOUNT. In  the event that there is
              -------------------------------------
allocated to a Participant's Account a promissory note with respect to a loan made from the Plan, the maximum amount of cash that may be withdrawn from the Account prior to the Participant's separation from service shall be determined without regard to the value of such note.

     6.7.     DISTRIBUTIONS REQUIRED BY A QUALIFIED DOMESTIC RELATIONS ORDER.To
              ---------------------------------------------------------------
the extent required by a Qualified Domestic Relations Order, the Administrator shall make distributions from a Participant's Accounts to alternate payees named in such order in a manner consistent with the distribution options otherwise available under the Plan. Effective April 2, 1995, an alternate payee shall have the right to request a distribution in a single sum of his or her Accounts established pursuant to a Qualified Domestic Relations Order to be made to him or her at any time regardless of whether the Participant has reached the earliest retirement age (as defined in Code section 414(p)(3)(B)).

     6.8.     CERTAIN DISPOSITIONS. Effective June 17, 1993, in connection with
              ---------------------
the disposition by a Participating Company of at least 85 percent of the assets used by the Participating Company in a trade or business to an unrelated corporation, or the disposition of a Participating Employer's interest in a subsidiary to an unrelated entity, distribution of the entire Account balance of an Employee who continues employment with the acquirer shall be made to the Employee in a single sum, but only if the balance of the Accounts of such Participant is not transferred to a successor plan of the acquirer and only if such distribution is otherwise made in accordance with Code section 401(k)(10).

     6.9.     DIRECT  TRANSFER.  All distributions shall be made in cash, shall
              -----------------
be made as of a Valuation Date and shall be made as soon as feasible after such Valuation Date. Effective for all distributions made on or after January 1, 1993, and notwithstanding any provision of the Plan to the contrary that would otherwise limit an election under this Section, a Participant may elect, at the time and in the manner prescribed by the Administrator, to have any portion of any Eligible Rollover Distribution paid directly to any Eligible Retirement Plan specified by the Participant in a Direct Transfer.

                        ARTICLE 7. LOANS TO PARTICIPANTS.

     7.1.     IN  GENERAL. Upon the written request of an Eligible Borrower on a
              ------------
form acceptable to the Administrator, and subject to the conditions of this Article, the Administrator shall direct the Trustee to make a loan from the Trust to the Eligible Borrower. For purposes of this Article, an "Eligible Borrower" is

          (a) a Participant who is an Employee or is otherwise a "party in interest" within the meaning of ERISA section 3(14); or

          (b) a deceased Participant's Beneficiary who has not yet received the entire vested portion of the Participant's Accounts and who is a "party in interest" as described above.

     7.2.     RULES  AND  PROCEDURES. The  Administrator  shall promulgate such
              -----------------------
rules and procedures, not inconsistent with the express provisions of this Article, as it deems necessary to carry out the purposes of this Article. All such rules and procedures shall be deemed a part of the Plan for purposes of the Department of Labor regulation section 2550.408b-l(d). Loans shall not be made available to Eligible Borrowers who are Highly Compensated Employees in an amount (determined under Department of Labor regulation section 2550.408b-l(b)) greater than the amount made available to other Eligible Borrowers.

     7.3.     MAXIMUM  AMOUNT OF LOAN.  The following limitations shall apply in
              ------------------------
determining  the  amount  of  any  loan  to  an  Eligible  Borrower  hereunder:

          (a) The amount of the loan, together with any other outstanding indebtedness of the Eligible Borrower under the Plan or any other qualified retirement plans of the Affiliated Companies, shall not exceed $50,000 reduced by the excess of (i) the highest outstanding loan balance of the Eligible Borrower from such plans during the one-year period ending on the day prior to the date on which the loan is made, over (ii) the Eligible Borrower's outstanding loan balance from such plans immediately prior to the loan.

          (b) The amount of the loan shall not exceed 50% of the Eligible Borrower's interest in his or her Accounts, determined as of the Valuation Date immediately preceding the date of the loan.

     7.4.     MINIMUM  AMOUNT  AND  NUMBER OF LOANS; FEE.  The Administrator may
              -------------------------------------------
establish a minimum amount, not to exceed

$1,000, for any single loan under the Plan and a maximum number of loans that may be outstanding at any one time. Effective April 2, 1995, the Administrator may also assess a fee to cover the administrative costs of processing loans, which shall be charged to the Account of the Eligible Borrower requesting a loan.

     7.5.     NOTE;  SECURITY; INTEREST. Each loan shall be evidenced by a note
              --------------------------
signed by the Eligible Borrower and shall be secured by 50% of the Eligible Borrower's vested interest in his or her Accounts, including in such security the note evidencing the loan. The loan shall bear interest at a reasonable annual percentage interest rate to be determined by the Administrator. In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by persons in the business of lending money with respect to loans made in similar circumstances. The Administrator shall make such determination through consultation with one or more lending institutions, as the Administrator deems appropriate.

     7.6.     REPAYMENT. Each loan made to an Eligible Borrower who is receiving
              ----------
regular payments of compensation from a Participating Company shall be repayable by payroll deduction. Loans made to other Eligible Borrowers (and, in all events, where payroll deduction is no longer practicable) shall be repayable in such manner as the Administrator may from time to time determine. The documents evidencing a loan shall provide that payments shall be made not less frequently than quarterly and over a specified term as determined by the Administrator (but not to exceed five years unless the loan is being applied toward the purchase of a principal residence for the Eligible Borrower). Such documents shall also require that the loan be amortized with substantially level payments of principal and interest.

     7.7.     REPAYMENT  UPON  DISTRIBUTION. If, at the time benefits are to be
              ------------------------------
distributed (or to commence being distributed) to an Eligible Borrower (other than in a hardship withdrawal prior to separation from service, but including a Direct Transfer), with respect to a separation from service, there remains any unpaid balance of a loan hereunder, such unpaid balance shall, to the extent consistent with Department of Labor regulations, become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Eligible Borrower's Accounts, subject to the default provisions below, before any such distribution of benefits is made. Except as may be required in order to comply (in a manner consistent with continued qualification of the Plan under Code section 401(a)) with Department of Labor regulations, no loan shall be made to a

Participant under this Article after the time any such distribution to the Participant is to be paid or commence.

     7.8.     DEFAULT.  In the  event  of  a  default  in making any payment of
              --------
principal or interest when due under the note evidencing any loan under this Article, if such default continues for more than 90 days after written notice by the Trustee (effective on and after July 1, 1994, the Plan Administrator) to the Eligible Borrower, the unpaid principal balance of the note shall immediately become due and payable in full. Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Eligible Borrower's Accounts, subject to the further provisions of this Section. The amount so deducted shall be treated as distributed to the Eligible Borrower and applied by the Eligible Borrower as a payment of the unpaid interest and principal (in that order) under the note evidencing such loan. In no event shall the Administrator apply the Eligible Borrower's Accounts to satisfy the Eligible Borrower's repayment obligation, whether or not he or she is in default, unless the amount so applied otherwise could be distributed at that time without jeopardizing the qualification of the Plan under Code section 401(a) or the qualification of the cash or deferred arrangement under Code section 401(k).

     7.9.     NOTE  AS  TRUST  ASSET. The note evidencing a loan to an Eligible
              -----------------------
Borrower under this Article shall be an asset of the Trust which is allocated to the Account of such Eligible Borrower, and shall for purposes of the Plan deemed to have a value at any given time equal to the unpaid principal balance of the note plus the amount of any accrued but unpaid interest.

     7.10.     NONDISCRIMINATION.  Loans  shall  be  made  available  under this
               ------------------
Article to all Eligible Borrowers on a reasonably equivalent basis, except that the Administrator may make reasonable distinctions based on creditworthiness.

     7.11.     DESIGNATION  OF  INVESTMENT  FUNDS.  The  loan  shall  be  made
               -----------------------------------
proportionately from all investment funds to which the Eligible Borrower's Accounts are allocated and from the Eligible Borrower's Account in the following order of priority: (i) Rollover Account, (ii) Elective Contributions Account, and (iii) Company Contribution Account.

            ARTICLE 8. BENEFITS UPON DEATH OR SEPARATION FROM SERVICE
                        AND CERTAIN MINIMUM DISTRIBUTIONS

     8.1.     SEPARATION  FROM SERVICE FOR REASONS OTHER THAN DEATH. Following a
              ------------------------------------------------------
Participant's separation from the service of the Affiliated Companies for any reason other than death, the Participant will receive the value of his or her Accounts in cash in a single sum. The amount of the distribution shall be determined as of the Valuation Date that immediately precedes or coincides with the date distribution is to be made as described below.

          (a)  Accounts  not in excess of $3,500.  In the case of a  Participant
               ---------------------------------
     whose Accounts have a value not in excess of $3,500, distribution shall be made to the Participant in cash in a single sum as soon as practicable following the Participant's separation from service (but in no event later than the 60th day following the close of the Plan Year in which such separation occurs). The amount of such distribution shall be determined as of the Valuation Date immediately preceding or coinciding with the date distribution is to be made. A Participant's Accounts will be considered not to be valued in excess of $3,500 if the value of those Accounts does not exceed such amount at the time of the distribution in question or at the time of any prior distribution to the Participant under the Plan.

          (b) Accounts in excess of $3,500. A Participant's  Accounts which have
              ----------------------------
     a value in  excess  of  $3,500  may  direct  the  Administrator,  on a form approved by the Administrator, to distribute all or part of the Participant's Accounts as a single sum, in cash. Effective April 2, 1995, each Participant whose separation from service occurs (or has occurred) on or after his or her Early Retirement Date or Normal Retirement Age may elect, in lieu of a single sum, to receive his or her Accounts in installments payable either annually, quarterly, or monthly over a period of up to 10 years. In all cases, distribution will be made or will commence as soon as practicable following the Administrator's receipt of the Participant's direction, with each payment determined as of the Valuation Date immediately preceding or coinciding with the date distribution is to be made. Notwithstanding the foregoing, no distributions under this subsection (b) shall be made (or if payable in installments, shall commence) prior to the date the Participant attains the Normal Retirement Age unless

               (i) between the 30th and 90th day prior to the date distribution is to begin, the Administrator notifies  the  Participant  in  writing  that  he  or  she  may  defer distribution until the Normal Retirement Age and provides the Participant with a written description of the material features and (if applicable) the relative values of the forms of distribution available under the Plan; and

               (ii) the Participant consents to the distribution in writing after the information described above has been provided to him or her, and files such consent with the Administrator.

Notwithstanding the foregoing, a Participant may waive such notice and consent to a distribution at any time upon notice to the Administrator. The Participant's Accounts will be considered to be valued in excess of $3,500 if the value of such portion exceeds such amount at the time of the distribution in question or exceeded such amount at the time of any prior distribution to the Participant under the Plan.

     8.2.     MINIMUM  REQUIRED  DISTRIBUTIONS. Notwithstanding any provision of
              ---------------------------------
the Plan to the contrary, in the case of an individual described in Articles 6 or 8 who remains a Participant on or after his or her Required Beginning Date, the Participant's entire Account will be distributed, beginning on such date and in accordance with Regulation sections 1.401(a)(9)-l and 1.401(a)(9)-2, over a period not extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and his or her designated beneficiary (within the meaning of Code section 401(a)(9)(E)).

               (i) In general, for any calendar year (a "distribution year") beginning with the year prior to a Participant's Required Beginning Date, the minimum required distribution shall be the quotient obtained by dividing the Participant's vested Account balances by the applicable life expectancy for the distribution year determined by use of the expected return multiples in Tables V and VI of Regulation section 1.72-9. The minimum distribution for the first distribution year shall be made not later than the Required Beginning Date. The distribution for each subsequent distribution year shall be made no later than the December 31st of that year.

               (ii) The Account balances to be used for determining the minimum distribution for a distribution year are the balances as of the last Valuation Date in the calendar year prior to the distribution year, increased by any contributions allocated to the Account and decreased by any distributions made from the Account as of dates in such prior calendar 'year after the last Valuation Date. In determining the Account balances for purposes of the second distribution year, the balances will be further decreased by any distribution from the Account made in the second distribution year and before the Required Beginning Date which is not in excess of the amount required for the first distribution year.

               (iii) For purposes of determining the applicable life expectancy for any distribution year, life expectancies will not be recalculated annually pursuant to Code section 401 (a) (9) . Effective April 2, 1995, life expectancies of the Participant and the Participant's spouse, if any (but not of any nonspouse Beneficiary), will be recalculated annually pursuant to Code section 401(a)(9). To the extent a Participant changes or revokes a Beneficiary designation after his or her Required Beginning Date, life expectancies will be decreased (but not extended) by the measuring life of the substitute designated beneficiary.

               (iv) Consistent with Code section 401 (a) (14) , Participant described in this paragraph who intends to defer the commencement of distributions beyond the 60th day after the close of the Plan Year in which occurs the latest of (i) the Participant's attainment of the Normal Retirement Age, (ii) the Participant's separation from service, or (iii) the 10th anniversary of the date the Participant first became a Participant, must file a revocable election with the Administrator setting forth the date on which distribution shall commence.

     8.3.     CERTAIN  DISTRIBUTION  OPTIONS  PROTECTED.  Notwithstanding  any
              ------------------------------------------
provision to the contrary, from time to time, certain benefits may need to be protected upon the merger of the Plan with another plan.

     8.4.     DISTRIBUTIONS  AFTER  A  PARTICIPANT'S DEATH.
              ---------------------------------------------

          (a) Death Prior to Required  Beginning  Date.  If a  Participant  dies
              ----------------------------------------
     prior to his or her Required Beginning Date, the Participant's Beneficiary will receive the value of the Participant's Accounts in cash in a single sum as soon as practicable following the Participant's death and in all events within five years of the end of the calendar year in which such death occurs.

          (b) Death After Required  Beginning Date.  If a Participant dies after
              ------------------------------------
     his or her Required Beginning Date but before the distribution of his-or her Accounts has been completed, the Participant's Beneficiary will receive the undistributed portion of the Participant's Accounts. Distribution will be made in cash in a single sum as soon as practicable following the Participant's death; provided, however, effective April 2, 1995, that if distribution to the Participant had begun following his or her Required Beginning Date in a form elected by the Participant, distribution will continue to be made to the Beneficiary in such form unless the Beneficiary elects to receive distribution in cash in a single sum as soon as practicable following the Participant's death. Any such election must be made on a form approved by the Administrator and must be received by the Administrator within such period following the Participant's death as the Administrator may prescribe.

Any distribution to a Beneficiary under this Section in the form of a single sum shall be determined as of the Valuation Date immediately preceding or coinciding with the date distribution is to be made.

     8.5.     DESIGNATION  OF  BENEFICIARY.  Subject  to the provisions of this
               ----------------------------
Section, a Participant's Beneficiary shall be the person or persons and entity or entities, if any, designated by the Participant from time to time on a form approved by the Administrator. (Until April 2, 1995, the Administrator may determine that for all Participants, the Beneficiary designation hereunder shall be the same as for the Plan Sponsor's group life insurance plan or any other plan of the Plan Sponsor, unless the Participant elects otherwise.) In the absence of an effective beneficiary designation, a Participant's Beneficiary shall be all members of the first class in which there are living members on the date of the Participant's death in the following order of priority: spouse, children, parents, estate. A nonspouse Beneficiary designation by a Participant who is married at the time of his or her death shall not be effective unless,

          (a) prior to the Participant's death, the Participant's surviving spouse consented to and acknowledged the effect of the Participant's designation of a specific non-spouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries) on a written form approved by the Administrator and witnessed by a notary public; or

          (b) it is established to the satisfaction of the Administrator that spousal consent may not be obtained because there is no spouse, because the spouse has died (evidenced by a certificate of death), because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe.

In the event a spouse is legally incompetent to give consent, the spouse's legal guardian, even if the guardian is the Participant, may give consent on behalf of the spouse. Any consent and acknowledgement by (or on behalf of) a spouse, or the establishment that the consent and acknowledgment cannot be obtained, shall be effective only with respect to such spouse, but shall be irrevocable once made.

     8.6.     DIRECT  TRANSFERS.  All  distributions  shall  be  made  in cash.
              -----------------
Effective for all distributions made on or after January 1, 1993, and notwithstanding any provision of the Plan to the contrary that would otherwise limit an election under this section, a Participant may elect, at the time and in the manner prescribed by the Administrator, to have any portion of any Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Participant in a Direct Transfer.

                           ARTICLE 9. ADMINISTRATION.

     9.1.     ADMINISTRATION  OF  THE PLAN.  The  Plan  shall  be  managed  and
              -----------------------------
administered by the Administrator, the Investment Committee (to the extent applicable), and the Claims Committee, each Committee consisting of not less than three persons who shall be appointed from time to time by the Plan Sponsor (or its delegate) and who shall serve at the pleasure of the Plan Sponsor. Members of each Committee shall jointly share the responsibility for the functions of that Committee. Each Committee shall elect from among its members, a chairman and a secretary who may, but need not be, a member of the Committee. The Administrator and each member of the Investment Committee or the Claims Committee who is a full-time employee of the Plan Sponsor shall not receive any compensation from the Plan for his or her services as such, but may be reimbursed for reasonable expenses actually incurred in the administration of the Plan.

     9.2.     MEETINGS. The Investment Committee and the Claims Committee shall
              --------
each hold meetings upon such notice, and at such place or places, and at such intervals as they may from time to time determine. A majority of all members of each Committee shall have the power to act, and the concurrence or dissent of any member may be by telephone, electronic means, or letter. Each Committee shall keep such written records as it deems necessary or proper.

     9.3.     EXPENSES.  The reasonable expenses incident to the management and
              --------
operation of the Plan, including the compensation of the actuary, attorney, accountant, claims administrator, investment managers, if any, and such other technical and clerical assistance as may be required, shall be payable out of the Trust, if any; provided, however, the Company may elect at any time to pay part or all thereof directly, and any such election shall not bind the Plan Sponsor as to its right to elect with respect to the same or other expenses at any other time to have such expenses paid from any Trust.

     9.4.     POWERS and  DUTIES.  In addition to any implied powers and duties
              ------------------
which may be necessary or desirable to carry out the provisions of the Plan or to carry out the functions described below:

          (a) The Administrator shall have the following specific powers and duties:

               (i) To make and enforce such rules and regulations as it shall deem necessary or proper for the efficient administration of the Plan;

               (ii) To interpret and construe the terms of the Plan, to decide any and all matters arising thereunder, including the right to remedy possible ambiguities, inconsistencies, or omissions and to make factual findings; provided, however, that all such interpretations and decisions shall be applied in a uniform manner to all Participants similarly situated;

               (iii) To determine eligibility for and to compute the amount of benefits which shall be payable to any Participant in accordance with the provisions of the Plan;

               (iv) To appoint or employ individuals or firms to assist in the administration of the Plan and any other agents it deems advisable, including legal counsel;

               (v) To establish an administrative claims appeal process; and

               (vi) To perform any and all duties required of the "plan administrator" of a Plan under ERISA and the Code.

          (b) The Investment Committee shall have the following specific powers and duties:

               (i) To review the management of all assets of the Plan, including the selection of investment funds, the appointment, removal, and supervision of investment managers pursuant to Section 4.4; and

               (ii) To appoint and remove one or more Trustees and to review their performance periodically.

          (c) The Claims Committee shall have the following specific powers and duties.

               (i) To render the final review under the Plan of all decisions made by the Administrator which are requested by a Participant to be reviewed pursuant to the claims appeal procedure; and

               (ii) To appoint or employ persons or firms to assist in its decision making process.

          (d) The Administrator, the Investment Committee, and the Claims Committee shall each have the power to allocate fiduciary and other responsibilities (other than trustee responsibilities) among themselves or among persons (including entities) named by them in accordance with the following provisions:

               (i) Fiduciary responsibilities may be allocated by either Committee or the Administrator by naming in writing the fiduciary to whom the responsibility is allocated, with a description of the responsibility and an outline of the duties involved; and

               (ii) The fiduciary so named shall indicate his or her acceptance of the responsibility by executing the written instrument naming the fiduciary and a copy of the executed document shall be maintained in the records of the Plan.

          For the purpose of this subsection, a trustee responsibility is a responsibility to manage or control the assets of the Plan, other than the power to appoint investment managers as provided for in Section 9.4(b).

     9.5.     BENEFIT  CLAIMS  PROCEDURES.  The Administrator shall establish a
              ---------------------------
reasonable claims appeal procedure.

     9.6.     LIABILITY  OF COMMITTEE MEMBERS. The Administrator and the Claims
              -------------------------------
Committee shall have no authority or discretion to manage and control the assets of the Plan, and shall have no obligation or liability in respect thereof.

     9.7.     RELIANCE  ON  REPORTS  AND  CERTIFICATES.  The  Administrator,
              ----------------------------------------
Investment Committee, and the Claims Committee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions, and reports which are furnished by any actuary, accountant, counsel, consultants, or other person who is employed or engaged for such purposes.

     9.8.     INDEMNIFICATION. The Plan Sponsor agrees to indemnify each member
              ---------------
of the Investment Committee, the Claims Committee, and the Administrator, against any and all claims, loss, damage, expense, and liability from any act or failure to act unless the same is judicially determined to be the result of such member's gross negligence or willful misconduct. The Plan Sponsor may purchase and maintain liability insurance (which insurance shall not permit recourse against the insured parties) with scope of coverage and limits of liability sufficient to protect the members of each Committee and the Administrator and other fiduciaries who are, were, or may be employees of the Plan Sponsor from monetary liability for any breach of their fiduciary responsibilities not resulting from their own gross negligence or willful misconduct.

     9.9.     DISCRETIONARY  ACTION. Each Plan fiduciary having authority under
              ---------------------
the Plan to make factual findings, to determine eligibility for benefits, and/or interpret the terms of the Plan shall have discretionary authority to make such findings, determinations, and interpretations within the sole discretion of the fiduciary, and all such findings, determinations, and interpretations by the fiduciary shall be conclusive and binding on all parties, including the Plan Sponsor, the Plan and the Participants, unless a court of competent jurisdiction finds such finding, determination, or interpretation to be arbitrary and capricious and/or an abuse of discretion. For purposes of this paragraph, arbitrary and capricious shall mean "having no foundation."

                     ARTICLE 10. AMENDMENT AND TERMINATION.

     10.1.     AMENDMENT.  The Plan Sponsor reserves the power and right at any
               ---------
time or times to amend the provisions of the Plan and Trust to any extent and in any manner that it may deem advisable by a written instrument signed by the Plan Sponsor providing for such amendment, and effective as of August 25, 1994, as provided for in the vote of the Board of Directors on August 25, 1994. However, the Plan Sponsor will not have the power:

          (a) to amend the Plan or Trust in such manner as would cause or permit any part of the assets of the Trust to be diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries (except as permitted or required by the Plan with respect to Qualified Domestic Relations Orders or the return of contributions upon nondeductibility, mistake of fact, or the failure to qualify initially), unless such amendment is required or permitted by law, governmental regulation or ruling; or

          (b) to amend the Plan or Trust retroactively in such a manner as would reduce the accrued benefit of a Participant, except as otherwise permitted or required by law. For purposes of this paragraph, an amendment which has the effect of decreasing a Participant's Account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's Account balance will not be less than the percentage computed under the Plan without regard to such amendment.

     10.2.     TERMINATION.  The  Plan  Sponsor  has  established  the Plan and
               -----------
authorized the establishment of the Trust with the bona fide intention and expectation that contributions will be continued indefinitely, but may discontinue contributions under the Plan or terminate the Plan at any time by written notice delivered to the Trustee without liability whatsoever for any such discontinuance or termination. In addition, the Participating Companies will have no obligation or liability whatsoever to maintain the Plan for any given length of time and may cease to be Participating Companies in a manner acceptable to the Plan Sponsor. Notwithstanding the foregoing, the termination of a Participating Company shall not result in a plan termination with respect to its Eligible Employees except to the extent to which such withdrawal shall constitute a partial termination.

     10.3.     DISTRIBUTIONS  UPON  TERMINATION  OF  THE  PLAN.
               ------------------------------------------------
Upon termination of the Plan by the Plan Sponsor, the Trustee will distribute to each Participant (or other person entitled to distribution) the value of the Participant's Accounts in a single sum as soon as practicable following such termination. The amount of such distribution shall be determined as of the Valuation Date immediately preceding or coinciding with the date distribution is to be made. Notwithstanding the preceding sentence, if any Affiliated Company maintains or establishes a defined contribution plan (other than an ESOP or a SEP) that benefits at least 2 percent of the employees in the terminated Plan, Accounts shall be distributed to Participants and their Beneficiaries only in a manner consistent with Code sections 401(k)(2)(B)(i)(I), (III) and (IV), and 401(k)(10)(A)(ii) and (iii). In such case, a Participant's Accounts will be transferred, without the Participant's consent, to the other plan pending distribution.

     10.4.     MERGER ORCONSOLIDATION OF PLAN; TRANSFER OF PLAN ASSETS. In case
               -------------------------------------------------------
of any merger or consolidation of the Plan with, or transfer of assets and liabilities of the Plan to, any other plan, provision must be made so that each Participant would, if the Plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated.

                      ARTICLE 11. LIMITS ON CONTRIBUTIONS.
                      ------------------------------------

     11.1.     CODE  SECTION  404  LIMITS. The sum of the contributions made by
               --------------------------
each Participating Company under the Plan for any Plan Year shall not exceed the maximum amount deductible under the applicable provisions of the Code. All contributions under the Plan made by a Participating Company are expressly conditioned on their deductibility under Code section 404 for the taxable year when paid (or treated as paid under Code section 404(a)(6)).

     11.2.     CODE  SECTION  415 LIMITS.
               -------------------------

          (a)   Incorporation   by   reference.   Code  section  415  is  hereby
                ------------------------------
     incorporated by reference into the Plan.

          (b) Annual  addition.  The  Administrator  shall  determine an "annual
              ----------------
     addition" for each Participant for each limitation year, which shall consist of the following amounts allocated to the Participant's Accounts for the year:

               (i) Elective Contributions,

               (ii) Company Contributions,

               (iii) Amounts allocated to an individual medical account (as defined in Code section 415(l)(2)) which is part of a pension or annuity plan maintained by an Affiliated Company; and

               (iv) Amounts derived from contributions paid or accrued which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)) under a welfare benefit fund (as defined in Code section 419(e)) maintained by an Affiliated Company.

          (c) General  limitation on annual additions.  The annual addition to a
              ---------------------------------------
     Participant's Accounts under the Plan for any limitation year, when added to the annual additions to his or her accounts for such Year under all other defined contribution plans maintained by the Affiliated Companies, shall not exceed the lesser of (i) $30,000 (or, if greater, one-fourth of the limitation in effect for the limitation year under Code section 415(b)(1)(A)), or (ii) 25% of the Participant's Compensation for such limitation year.

          (d)  Combined  limitations.  In the  case of a  Participant  who  also
               ---------------------
     participates in a defined benefit
     plan maintained by an Affiliated Company, the Annual Addition for a limitation year will, if necessary, be further limited as provided for in Code section 415(e) taking into account all applicable transition rules.

          (e) Limitation  Year. For purposes of determining the Code section 415
              ----------------
     limits under the Plan, the "limitation year" shall be the Plan Year.

          (f) To the extent necessary to satisfy the limitations of Code section 415 for any Participant, the annual addition which would otherwise be made on behalf of the Participant under the Plan shall be reduced after the Participant's benefit is reduced under any and all defined benefit plans, and after the Participant's annual addition is reduced under any other defined contribution plan.

          (g) If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's compensation for a Plan Year or limitation year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code section 402(g)(3)) that may be made with respect to any individual under the limits of Code section 415, or under such other facts and circumstances as may be permitted under regulation or by the Internal Revenue Service, the annual addition under the Plan for a Participant would cause the Code section 415 limitations for a limitation year to be exceeded, any Elective Contributions made pursuant to a Contribution Agreement together with earnings thereon) made by or on behalf of the Participant for the Limitation Year, to the extent necessary, will be returned to the Participant as provided for in Regulation section 1.415-6(b)(6)(iv).

     11.3.     CODE  SECTION  402(G)  LIMITS.
               ------------------------------

          (a) In General.  The maximum amount of Elective  Contributions made on
              ----------
     behalf of any Participant for any calendar year, when added to the amount of elective deferrals (as defined in Regulation section 1.402(g) -l(b)) under all other plans, contracts and arrangements of an Affiliated Company with respect to the Participant for the calendar year), shall in no event exceed the maximum applicable limit in effect for the calendar year under Regulation section 1.402(g)-l(d).

          (b) Distribution of excess  deferrals.  In the event that an amount is
              ---------------------------------
     included in a Participant's gross income for a taxable year as a result of an excess deferral under Code section 402(g), and the Participant notifies the Administrator on or before the March 1 following the taxable year that all or a specified part of an Elective Contribution made for his or her benefit represents an excess deferral, the Administrator shall make every reasonable effort to cause such excess deferral, adjusted for allocable income, to be distributed to the Participant no later than the April 15 following the calendar year in which such excess deferral was made. The income allocable to excess deferrals is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess deferrals for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Elective Contribution Account for the taxable year by a fraction, the numerator of which is the Participant's excess deferrals attributable to such Account for the taxable year, and the denominator of which is the sum of the Participant's Elective Contribution Account balance as of the beginning of the taxable year plus the Participant's Elective Contributions for the taxable year. No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designates the distribution as a distribution of an excess deferral. The amount of any excess deferrals that may be distributed to a Participant for a taxable year shall be reduced by the amount of Elective Contributions that were excess contributions and were previously distributed to the Participant for the Plan Year beginning with or within such taxable year.

          (c)  Treatment of excess  deferrals.  For other  purposes of the Code,
               ------------------------------
     including Code sections 401(a)(4),  401(k)(3), 404, 409, 411, 412, and 416, excess deferrals must be treated as employer contributions even if they are distributed in accordance with paragraph (b) above. However, excess deferrals of a non-Highly Compensated Employee are not to be taken into account for purposes of Code section 401(k)(3) (the actual deferral percentage test) to the extent the excess deferrals are prohibited under Code section 401(a)(30). Excess deferrals are also to be treated as employer contributions for purposes of Code section 415 unless distributed under paragraph (b) above.

     11.4.     CODE SECTION 401(K)(3) LIMITS.
               ------------------------------

          (a) In General. Elective Contributions made under the Plan are subject
              ----------
     to the limits of Code section 401(k) (3), as more fully described below. The Plan provisions relating to the 401(k) (3) limits are to be interpreted and applied in accordance with Code sections 401(k)(3) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(k) as may be prescribed by the Secretary of the Treasury from time to time.

          (b) Actual deferral ratios. For each Plan Year, the Administrator will
              ----------------------
     determine the "actual deferral ratio" for each Participant who is eligible for Elective Contributions. The actual deferral ratio shall be the ratio, calculated to the nearest one-hundredth of one percent, of the Elective Contributions made on behalf of the Participant for the Plan Year to the Participant's Compensation for the applicable period. For purposes of determining a Participant's actual deferral ratio,

               (i) Elective Contributions will be taken into account only if each of the following requirements are satisfied:

          (A) the Elective Contribution is allocated to the Participant's Elective Contribution Account as of a date within the Plan Year, is not contingent upon participation in the Plan or performance of services on any date subsequent to that date, and is actually paid to the Trust no later than the end of the 12-month period immediately following the Plan Year to which the contribution relates; and

          (B) the Elective Contribution relates to Compensation that either would have been received by the Participant ~n the Plan Year but for the Participant's election to defer under the Plan or is attributable for services performed in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within 2 1/2 months after the close of the Plan Year. To the extent Elective Contributions which meet the requirements of (A) and (B) above constitute excess deferrals, they will be taken into account for each Highly Compensated Employee, but will not be taken into account for any non-Highly Compensated Employee.

               (ii) in the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have -elective deferrals (and qualified matching contributions, to the extent treated as elective deferrals) allocated to his or her accounts under two or more cash or deferred arrangements described in Code section 401(k) maintained by an Affiliated Company, the Participant's actual deferral ratio shall be determined as if such elective deferrals (as well as qualified nonelective or qualified matching contributions) are made under a single arrangement, and if two or more of the cash or deferred arrangements have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement;

               (iii) for purposes of determining the actual deferral ratio of a Participant who is a 5 percent owner or one of the 10 most highly paid Highly Compensated Employees, the Elective Contributions and Compensation of such Participant shall include the Elective Contributions and Compensation for the Plan Year of the Participant's family members (as defined in Code section 414(q)(6)), such family members shall be disregarded as separate employees for purposes of determining the actual deferral ratio of both Highly Compensated Employees and non-Highly Compensated Employees, and in the event that there are excess contributions with respect to such family members, the excess shall be allocated among such family members in proportion to their Elective Contributions;

               (iv) the applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant.

               (v) in the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same Plan Year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan;

               (vi) an Employee who would be a Participant but for the failure to make Elective Contributions shall be treated as a Participant on whose behalf no Elective Contributions are made; and

               (vii) Elective Contributions which are made on behalf of non-Highly Compensated Employees which could be used to satisfy the Code section 401(k)(3) limits but are not necessary to be taken into account in order to satisfy such limits, may instead be taken into account for purposes of the Code section 401(m) limits to the extent permitted by Regulation section 1.401(m) - 1(b)(5).

          (c) Actual  deferral  percentages.  The actual deferral ratios for all
              -----------------------------
     Highly Compensated Employees who are eligible for Elective Contributions for a Plan Year shall be averaged to determine the actual deferral percentage for the highly compensated group for the Plan Year, and the actual deferral ratios for all Employees who are not Highly Compensated Employees but are eligible for Elective Contributions for the Plan Year shall be averaged to determine the actual deferral percentage for the non-highly compensated group for the Plan Year. The actual deferral percentages for any Plan Year must satisfy at least one of the following tests:

               (i) the actual deferral percentage for the highly compensated group does not exceed 125% of the actual deferral percentage for the non-highly compensated group; or

               (ii) the excess of the actual deferral percentage for the highly compensated group over the actual deferral percentage for the nonhighly compensated group does not exceed two percentage points, and the actual deferral percentage for the highly compensated group does not exceed twice the actual deferral percentage of the nonhighly compensated group.

          (d) Adjustments by  Administrator.  If, prior to the time all Elective
              -----------------------------
     Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that Elective Contributions are being made at a rate which will cause the Code section 401(k)(3) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of Elective Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by suspending or reducing Elective Contribution elections to the extent the Administrator deems appropriate. Any Elective Contributions which would otherwise be made to the Trust shall instead be paid to the affected Participant in cash.

          (e) Excess  contributions.  If the Code section  401(k)(3) limits have
              ---------------------
     not been met for a Plan Year after all contributions for the Plan Year have been made, the Administrator will determine the amount of excess contributions with respect to Participants who are Highly Compensated Employees. To do so, the Administrator will reduce the actual deferral ratio of the Highly Compensated Employee with the highest actual deferral ratio to the extent necessary to (i) enable the Plan to satisfy the 401(k)(3) limits or (ii) cause such employee's actual deferral ratio to equal the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio, and will repeat this process until the Plan satisfies the Code section 401(k)(3) limits. The amount of excess contributions for each Highly Compensated Employee for the Plan Year shall equal the amount of Elective Contributions actually made to the Trust for the Plan Year, less the product of the (i) the Highly Compensated Employee's reduced actual deferral ratio as determined under the preceding sentence, and (ii) his or her Compensation. Any excess contributions will be distributed as provided below. In no event will excess contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

          (f)  Distribution  of excess  contributions.  A  Participant's  excess
               --------------------------------------
     contributions, adjusted for income, will be designated by the Participating Company as a distribution of excess contributions and distributed to the Participant. The income allocable to excess contributions is equal to the allocable gain or loss for the Plan Year, but not the allocable gain or loss for the period between the end of the Plan Year and the date of distribution (the "gap period"). Income allocable to excess contributions for the Plan Year shall be determined by multiplying the gain or loss attributable to the Participant's Elective Contribution Account balance by a fraction, the numerator of which is the excess contributions for the Participant for the Plan Year, and the denominator of which is the Participant's Elective Contribution Account balance as of the beginning of the Plan Year plus the Participant's Elective Contributions for the Plan Year. Distribution of excess contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess contributions shall be treated as annual additions under the Plan, even if distributed under this paragraph.

          (g) Special rules. For purposes of distributing excess  contributions,
              --------------

               (i) the amount of excess contributions that may be distributed with respect to a Highly Compensated Employee for a Plan Year shall be reduced by the amount of excess deferrals previously distributed to the Highly Compensated Employee for his or her taxable year ending with or within such Plan Year.

               (ii) The determination and correction of excess contributions with respect to a Highly Compensated Employee whose actual deferral ratio is determined pursuant to the family aggregation rules will be accomplished by reducing the actual deferral ratio as required above and allocating the excess contributions for the family group among family members in proportion to the Elective Contribution of each family member that is combined to determine the actual deferral ratio.

          (h) Recordkeeping  requirement.  The  Administrator,  on behalf of the
              --------------------------
     Participating Companies, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(k)(3) limits.

               (i) Effect on Matching  Contributions.  A Participant's  Elective
                   ---------------------------------
          Contributions which are returned as a result of the Code section 401(k)(3) limits for a Plan Year shall not be taken into account in determining the amount of Matching Contributions to be made for the Participant's benefit for the Year. To the extent Matching Contributions have already been made with respect to the Elective Contributions at the time Elective Contributions are determined to be excess contributions, such Matching Contributions shall be distributed to the Participant the same time as the Elective Contributions are returned.

          (j) Qualified Nonelective Contributions.  Effective July 1, 1994, with
              -----------------------------------
     the approval of the Plan Sponsor, any Participating Company may, in its discretion, make qualified nonelective contributions ("QNECs") to the Plan. QNECs that are made for a Participant for a Plan Year shall be treated as Elective Contributions for purposes of determining such Participant's actual deferral ratio for such Plan Year. For purposes of this Plan, the term "QNEC" means a contribution made to the Plan by a Participating Company (other than an Elective Contribution or a Matching Contribution) which a Participant may not elect to have paid to him or her in cash or other benefits instead of being contributed to the Plan, and which constitute "qualified nonelective contributions" within the meaning of Treasury Regulation Section 1.401(k)-l(g)(13). If a Participating Company makes QNECs for a Plan Year, such contributions will be allocated to the accounts of Participants in accordance with a schedule adopted by the Plan Sponsor as a part of the Plan prior to the date such contribution is made. The amount of QNECs made for any Plan Year must satisfy the requirements of Section 401(a)(4) of the Code. QNECs made on behalf of a Participant shall be allocated to his or her Elective Contribution Account, shall be at all times 100% vested, and shall be subject to withdrawal or distribution under the Plan to the same extent, and under the same circumstances, as Elective Contributions (except that QNECs, and the earnings thereon, may not be withdrawn pursuant to
     Section 6.1). A QNEC made on behalf of a Participant for a Plan Year shall be treated as an Elective Contribution in determining that Participant's actual deferral ratio (as defined in the second sentence of Section 11.4(b) of this Plan) for such Plan Year. A QNEC shall be treated as made for a Plan Year if it is allocated to the Participant's Elective Contribution Account under the Plan as of a date within that Plan Year, it is not contingent upon the Participant's participation in the Plan or performance of services on any date subsequent to that date, and it is actually paid to the Trust no later than the end of the twelve month period immediately following such Plan Year.

11.5  CODE  SECTION  401(M)  LIMITS.
      -----------------------------

          (a) In General. Matching Contributions made under the Plan are subject
              ----------
     to the limits of Code section 401(m), as more fully described below. The Plan provisions relating to the 401(m) limits are to be interpreted and applied in accordance with Code sections 401(m) and 401(a)(4), which are hereby incorporated by reference, and in such manner as to satisfy such other requirements relating to Code section 401(m) as may be prescribed by the Secretary of the Treasury from time to time.

          (b) Actual contribution ratios. For each
              --------------------------

     Plan Year, the Administrator will determine the "actual contribution ratio" for each Participant who is eligible for Matching Contributions. The actual contribution ratio shall be the ratio, calculated to the nearest one hundredth of one percent, of the Matching Contributions which are not treated as Elective contributions made on behalf of the Participant for the Plan Year, to the Participant's Compensation for the Plan Year.

     For purposes of determining a Participant's actual contribution ratio,

               (i) A Matching Contribution will be taken into account only if the Contribution is allocated to a Participant's Account as of a date within the Plan Year, is actually paid to the Trust no later than 12 months after the close of the Plan Year, and is made on behalf of a Participant on account of the Participant's Elective Contributions for the Plan Year.

               (ii) for purposes of determining the actual contribution ratio of a Participant who is a 5 percent owner or one of the 10 most highly paid Highly Compensated Employees, the Matching Contributions and Compensation of such Participant shall include the Matching Contributions, and Compensation for the Plan Year of the Participant's family members (as defined in Code section 414(q)(6)), and such family members shall be disregarded as separate employees for purposes of determining the actual contribution ratio of both Highly Compensated Employees and non-Highly Compensated Employees;

               (iii) in the case of a Participant who is a Highly Compensated Employee for the Plan Year and is eligible to have matching contributions allocated to his or her accounts under two or more plans maintained by an Affiliated Company which may be aggregated for purposes of Code sections 410(b) and 401(a)(4), the Participant's actual contribution ratio shall be determined as if such contributions are made under a single plan, and if two or more of the plans have different Plan Years, all plans ending with or within the same calendar year shall be treated as a single plan;

               (iv) the applicable period for determining Compensation for each Participant for a Plan Year shall be the 12-month period ending on the last day of such Plan Year; provided, that to the extent permitted under Regulations, the Administrator may choose, on a uniform basis, to treat as the applicable period only that portion of the Plan Year during which the individual was a Participant;

               (v)  Elective  Contributions  not  applied  to  satisfy  the Code section 401(k)(3) limits may be treated as Matching Contributions to the extent permitted by Regulation section 1.401(m) - l(b)(5); and

               (vi) in the event that the Plan satisfies the requirements of Code sections 401(k), 410(a)(4), or 410(b) only if aggregated with one or more other plans with the same plan year, or if one or more other plans with the same Plan Year satisfy such Code sections only if aggregated with this Plan, then this section shall be applied by determining the actual deferral ratios as if all such plans were a single plan.

          (c) Actual  contribution  percentages.  The actual contribution ratios
              ---------------------------------
     for all Highly Compensated Employees who are eligible for Matching Contributions for a Plan Year shall be averaged to determine the actual contribution percentage for the highly compensated group for the Plan Year, and the actual contribution ratios for all Employees who are not Highly Compensated Employees but are eligible for Matching Contributions for the Plan Year shall be averaged to determine the actual contribution percentage for the nonhighly compensated group for the Plan Year. The actual contribution percentages for any Plan Year must satisfy at least one of the following tests:

               (i) The actual contribution percentage for the highly compensated group does not exceed 125% of the actual contribution percentage for the nonhighly compensated group; or

               (ii) The excess of the actual contribution percentage for the highly compensated group over the actual contribution percentage for the nonhighly compensated group does not exceed two percentage points, and the actual contribution percentage for the highly compensated group does not exceed twice the actual contribution percentage of the nonhighly compensated group.

          (d)  Multiple  use test.  In the event  that (i) the  actual  deferral
               ------------------
     percentage and actual contribution percentage for the highly compensated group each exceed

125% of the respective actual deferral and actual contribution percentages for the nonhighly compensated group, and (ii) the sum of the actual deferral percentage and the actual-'contribution percentage for the highly compensated group exceeds the "aggregate limit" within the meaning of Regulation section 1.401(m) -2(b)(3), the Administrator shall reduce the actual contribution ratios of Highly Compensated Employees who had both an actual deferral ratio and an actual contribution ratio for the Plan Year to the extent required by such section and in the same manner as described in paragraph (f) below.

          (e) Adjustments by  Administrator.  If, prior to the time all Matching
              -----------------------------
     Contributions for a Plan Year have been contributed to the Trust, the Administrator determines that such Contributions are being made at a rate which will cause the Code section 401(m) limits to be exceeded for the Plan Year, the Administrator may, in its sole discretion, limit the amount of such Contributions to be made with respect to one or more Highly Compensated Employees for the balance of the Plan Year by limiting the amount of such Contributions to the extent the Administrator deems appropriate.

          (f) Excess aggregate contributions.  If the Code section 401(m) limits
              ------------------------------
     have not been satisfied for a Plan Year after all contributions for the Plan Year have been made, the excess of the aggregate amount of the Matching Contributions actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Code section 401(m)(2)(A) shall be considered to be "excess aggregate contributions." The Administrator shall determine the amount of excess aggregate contributions made with respect to each Participant who is a Highly Compensated Employee. To do so, the Administrator will reduce the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio to the extent necessary to (i) enable the Plan to satisfy the section 401(m) limits or (ii) cause such employee's actual contribution ratio to equal the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio, and will repeat this process until the Plan satisfies the Code section 401(m) limits. The amount of excess aggregate contributions for each Highly Compensated Employee for the Plan Year shall equal the amount of Matching Contributions (plus Elective Contributions which are treated as Matching Contributions for purposes of the Code section 401(m) limits) actually made to the Trust for the Plan Year, less the product of the (i) the Highly Compensated Employee's reduced actual contribution ratio as determined under the preceding sentence, and (ii) his or her Compensation. Any excess aggregate contributions will be distributed as provided below to the Highly Compensated Employee to which they are attributable. In no event will excess aggregate contributions remain unallocated or be allocated to a suspense account for allocation in a future Plan Year.

          (g)  Distribution of excess aggregate  contributions.  A Participant's
               -----------------------------------------------
     excess aggregate contributions, adjusted for income, will be designated by the Participating Company as a distribution of excess aggregate contributions, and distributed to the Participant. The income allocable to excess aggregate contributions is equal to the allocable gain or loss for the taxable year of the individual, but not the allocable gain or loss for the period between the end of the taxable year and the date of distribution (the "gap period"). Income allocable to excess aggregate contributions for the taxable year shall be determined by multiplying the gain or loss attributable to the Participant's Matching Contribution Account balance by a fraction, the numerator of which is the excess aggregate contributions for the Participant for the Plan Year, and the denominator of which is the sum of the Participant's Matching Contribution Account balance as of the beginning of the Plan Year plus the Participant's Matching Contributions for the Plan Year. Distribution of excess aggregate contributions will be made after the close of the Plan Year to which the contributions relate, but within 12 months after the close of such Plan Year. Excess aggregate contributions shall be treated as employer contributions for purposes of Code sections 401(a)(4), 404, and 415 even if distributed from the Plan.

          (h) Special  Rules.  For  purposes of  distributing  excess  aggregate
              --------------
     contributions,

               (i) the determination and distribution of excess aggregate contributions with respect to a Highly Compensated Employee whose actual contribution ratio is determined pursuant to the family
          aggregation   rules  will  be  accomplished  by  reducing  the  actual
          contribution ratio as required above and allocating the excess aggregate contributions for the family group among family members in proportion to the Matching Contributions of each family member that is combined to determine the actual contribution ratio.

               (i) Recordkeeping  requirement.   The Administrator, on behalf of
                   --------------------------
          the Participating Companies, shall maintain such records as are necessary to demonstrate compliance with the Code section 401(m) limits, including the extent to which Elective Contributions are taken into account in determining the actual contribution ratios.

                    ARTICLE 12. SPECIAL TOP-HEAVY PROVISIONS.

     12.1.     PROVISIONS  TO APPLY. The provisions of this Article shall apply
               ---------------------
for any top-heavy Plan Year notwithstanding anything to the contrary in the Plan.

     12.2.    MINIMUM CONTRIBUTION. For any Plan Year which is a top-heavy plan
              ---------------------
year, the Participating Companies shall contribute to the Trust a minimum contribution on behalf of each Participant who is not a key employee for such year and who has not separated from service from the Affiliated Companies by the end of the Plan Year, regardless of whether or not the Participant has elected to make Elective Contributions for the Year. The minimum contribution shall, in general, equal 3% of each such Participant's Compensation, but shall be subject to the following special rules:

          (a) if the largest contribution on behalf of a key employee for such year, expressed as a percentage of such key employee's Compensation and taking into account only Elective Contributions and Company Contributions, is less than 3% of the key employee's Compensation, such lesser percentage shall be the minimum contribution percentage for Participants who are not key employees. This special rule shall not apply, however, if the Plan is required to be included in an aggregation group and enables a defined benefit plan to meet the requirements of Code section 410(a)(4) or 410.

          (b) No minimum contribution will be required with respect to a Participant who is also covered by another top-heavy defined contribution plan of an Affiliated Company which meets the vesting requirements of Code section 416(b) and under which the Participant receives the top-heavy minimum contribution.

          (c) If a Participant is also covered by a top heavy defined benefit plan of an Affiliated -Company, "5%" shall be substituted for "3%" above in determining the minimum contribution.

          (d) The minimum contribution with respect to a Participant who is not a key employee for the particular year shall be offset by any Company Contributions, if any, made on behalf of the Participant for such Year, but shall not be offset by any Elective Contributions or Matching

     Contributions made on behalf of the Participant for such year.

          (e) If additional minimum contributions are required under this Section, the Administrator will establish (or cause the Trustee to establish) a special Account to which such contributions will be allocated. Distributions from such Account will be made in accordance with the rules applicable to Elective Contribution Accounts.

     12.3.     ADJUSTMENT  TO  LIMITATION ON BENEFITS. For purposes of the Code
               ---------------------------------------
section 415 limits, the definitions of "defined contribution plan fraction" and "defined benefit plan fraction" contained therein shall be modified, for any Plan Year which is a top-heavy Plan Year, by substituting "1.0" for "1.25" in Code sections 415(e)(2)(B) and 415(e)(3)(B).

     12.4.     DEFINITIONS. For purposes  of  these  top  heavy provisions, the
               ------------
following  terms  have  the  following  meanings:

          (a) "key employee" means a key employee described in Code section 416(i)(1), and "non-key employee" means any employee who is not a key employee (including employees who are former key employees);

          (b) "top-heavy plan year" means a Plan Year if any of the following conditions exist:

               (i) the top-heavy ratio for the Plan exceeds 60 percent and the Plan is not part of any required aggregation group or permissive aggregation group of plans;

               (ii) this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent; or

               (iii) the Plan is Part of a required aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60 percent.

          (c) "top-heavy ratio"

               (i) if employer maintains one or more defined contribution plans (including any Simplified Employee Pension 1.0lan) and the employers has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for the Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees on the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of an account balance distributed in the 5-year period ending on the determination date(s), both computed in accordance with Code section 416. Both the numerator and the denominator of the top-heavy ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date Under Code section 416.

               (ii) If the employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan) and the employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the 8um. of the account balances under the aggregated defined contribution plan or plans for all key employees , determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (i) above, and the present value of all accrued benefits under the defined benefit plan or plans for all participants as-of the determination date(s), all determined in accordance with Code section' 416. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the determination date.

               (iii) For purposes of (i) and (ii) above the value of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code section 416 for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (A) who is not a key employee but who was a key employee in a prior year, or (B) who has not been credited with at least one hour of service with any employer maintaining the plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

               (iv) The accrued benefit of a participant other than a key employee shall be determined under (A) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411 (b) (1) (C) .

          (d) The "permissive aggregation group" is the required aggregation group of plans plus any other plan or plan of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410.

          (e) The "required aggregation group" is (i) each qualified plan of the employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the employer which enables a plan described in (i) to meet the requirements of Code-sections 401(a)(4) and 410(b)

          (f) For purposes of computing the top-heavy ratio, the valuation date shall be the last day of the applicable plan year.

          (g) the term "determination date" means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term "applicable determination date" means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

                           ARTICLE 13. MISCELLANEOUS.

     13.1.     EXCLUSIVE BENEFIT RULE.   No part of the corpus  or income of the
               ----------------------
Trust forming part of the Plan will be used for or diverted to purposes other than for the exclusive benefit of each Participant and Beneficiary, except as otherwise provided under the provisions of the Plan relating to Qualified Domestic Relations Orders, the payment of reasonable expenses of administering the Plan, the return of contributions upon nondeductibility or mistake of fact, or the failure of the Plan to qualify initially.

     13.2.     LIMITATION  OF  RIGHTS.  Neither the establishment of the Plan or
               ----------------------
the Trust, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against any Participating Company or Administrator or Trustee, except as provided herein, and in no event will the terms of employment or service of any Participant be modified or in any way be affected hereby. It is a condition of the Plan, and each Participant expressly agrees by his or her participation herein, that each Participant will look solely to the assets held in the Trust for the payment of any benefit to which he or she is entitled under the Plan.

     13.3.     NONALIENABILITY  OF  BENEFITS.  The  benefits provided hereunder
               -----------------------------
will not be subject to the voluntary or involuntary alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected will not be recognized, except to such extent as may be required by law and except that if the Administrator receives any Qualified Domestic Relations Order that requires the payment of benefits hereunder or the segregation of any Account, such benefits shall be paid, and such Account segregated, in accordance with the applicable requirements of such Order. In addition, an Account balance may be pledged as security for a loan from the Plan in accordance with the Plan's loan procedures.

13.4. GOVERNING LAW.  The  Plan  and  Trust  will  be  construed,
--------------
administered and enforced according to the laws of the Commonwealth of Massachusetts to the extent such laws are not preempted by ERISA.

     13.5.     APPOINTMENT  OF  PERSON  TO  RECEIVE  PAYMENT.
               ----------------------------------------------
In the event any amount shall become distributable hereunder to any person and if after written notice from the Trustee or the Plan Sponsor or the Administrator mailed to such person's last known address as shown on the Plan Sponsor's record's such person or his or her personal representative shall not have presented himself or herself to the Administrator or notified the Administrator in writing of his or her address within one year after the mailing of such notice, then the Administrator may in its discretion appoint one or more of the spouse and blood relatives of such person to receive such distribution, including any amount thereafter becoming due to such person (or his or her estate), in the proportions determined by it, and if the Administrator shall be unwilling to appoint any such person or persons, it shall retain the said amount in the Trust fund in a special account for said person. Any action of the Administrator hereunder shall be conclusive upon all persons.

     13.6.     ACTION BY PLAN SPONSOR. Whenever the Plan Sponsor under the terms
               ----------------------
of the Plan is permitted or required to do or perform any act or manner of thing, it shall be done and performed by any officer who has authority to so act (or his or her delegate) or by the Administrator (or its delegate) if a matter of plan administration.

     13.7.     IMPOSSIBILITY OF PERFORMANCE.  In  case it becomes impossible or
               -----------------------------
illegal for the Plan Sponsor or the Trustee or the Administrator to perform any act under the Plan and Trust, that legal and possible act shall be performed which in the judgment of the Plan Sponsor will most nearly carry out the intent and purpose of the Plan. Any person interested in the Plan shall be bound by the acts performed under such conditions.

     13.8.     ELECTRONIC  NOTICE.  The  Administrator  may  determine  those
               ------------------
situations where electronic means may be substituted for written notice, elections, etc., required hereunder by Participants to the Administrator. Beneficiary designations shall however remain in written form.

     13.9.     INCOMPETENT PARTICIPANTS. If the Administrator receives evidence
               ------------------------
satisfactory to it-that a Participant is incompetent by reason of a physical or mental impairment to exercise his or her rights hereunder with respect to the Participant's Account, the Administrator may act at the direction of a guardian, committee, or other representative of such person duly appointed by a court of competent jurisdiction or such other person who has been so designated to act on his or her behalf by the Participant. Any action taken by the Administrator pursuant to such power shall, as to such action, operate as a complete discharge of the Trust, the Trustee, the Plan Sponsor, and the Administrator.

                            ARTICLE 14. DEFINITIONS.

     Wherever used in the Plan, the following terms have the following meanings:

     14.1. "ACCOUNTS" mean, for any Participant, the accounts established under the Plan to which contributions made for the Participant's benefit, and any allocable income, expense, gain and loss, are allocated. References to a Participant's Elective Contribution Account, Company Contribution Account, and Rollover Account, respectively, refer to those Accounts established for a Participant to which the respective contributions are allocated.

     14.2. "ADMINISTRATOR" means the entity or persons appointed to administer the Plan pursuant to its provisions.

     14.3. "AFFILIATED COMPANY" means (a) the Plan Sponsor, (b) any corporation that is a member of a controlled group of corporations (as defined in Code section 414(b)) of which the Plan Sponsor is also a member, (c) any trade or business, whether or not incorporated, that is under common control (as defined in Code section 414(c)) with the Plan Sponsor, (d) any trade or business that is a member of an affiliated service group (as defined in Code section
414(m)) of which the Plan Sponsor is also a member, or (e) to the extent required by Regulations issued under Code section 414(o), any other organization; provided, that the term "Affiliated Company" shall not include any corporation or unincorporated trade or business prior to the date on which such corporation, trade or business satisfies the affiliation or control tests of
(b), (c) (d) or (e) above. In identifying any "Affiliated Companies" for purposes of the Code section 415 limits, the definitions in Code sections 414(b) and (c) shall be modified as provided in Code section 415(h).

     14.4. "BENEFICIARY" means any person entitled to receive benefits under the Plan upon the death of a Participant.

     14.5. "BOARD OF DIRECTORS" means the Board of Directors of the Plan Sponsor. With the exception of its authority to terminate this Plan, the Board of Directors may delegate all authority given to it hereunder to perform such other acts and exercise such other authority over the Plan as it may elect to do, and to the extent that is does so, the term "Board of

Directors" as used in this Plan document shall mean the person or person to whom it delegates its powers.

     14.6. "CLAIMS COMMITTEE" means the U.S. Employee Benefits Claim Appeal Committee, as described in Article 9, which shall consist of at least three members appointed by that person or persons delegated to do so by the Board of Directors, or in the absence thereof, the Board of Directors.

     14.7. "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection, and also includes reference to any Regulation issued pursuant to or with respect to such section or subsection.

     14.8. "COMPANY CONTRIBUTION" means a contribution made by a Participating Company on behalf of a Participant pursuant to Section 3.3 and includes a Matching Contribution.

     14.9.     "COMPENSATION"  means,

          (a) for purposes of determining the Code section 415 limits and the amount of any minimum contribution under the special top-heavy provisions, the Participant's wages within the meaning of Code section 3401(a) from an Affiliated Company and all other payments of compensation to an employee by his or her Affiliated Company (in the course of the Affiliated Company's trade or business) for which the Affiliated Company or another party is required to furnish the employee a written statement (IRS Form W2) under Code sections 6041(d), 6051(a)(3), and 6052, but without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed;

          (b) for purposes of determining the status of an individual as a Highly Compensated Employee or a key employee, the same as described in (a) above, but increased by any such amounts that would have been received by the individual from the Affiliated Company but for an election under Code sections 125 or 401(k); and

          (c) for all other purposes under the Plan, the same as in (a) above, but, provided the nondiscrimination requirement of Regulation section 1.414(s)-l(d)(3) is met, reduced by reimbursements or other expense allowances,-fringe benefits (cash and noncash) including, effective July 1, 1994, income resulting from the exercise of stock options or stock purchased pursuant to plans of the Plan Sponsor or a related employer or from the disposition of any shares acquired pursuant to such exercises or purchases, moving expenses, welfare benefits, and effective August 1, 1994, all forms of direct remuneration payable as severance pay, pay-in-lieu of notice, or any other form of remuneration payable in account of a Participant's separation from service with an Affiliated Company (but not accrued vacation), provided, however, that "Compensation" for purposes of this paragraph (c) shall be determined without regard to reductions in gross income attributable to elective deferrals under Code sections 125 or 401(k).

          (d) Compensation shall include only that Compensation which is actually paid to the Participant during the applicable Plan Year. For purposes other than subsection (a) above, Compensation for any individual shall be limited for any Plan Year to $200,000 (as adjusted pursuant to section 401W(17) of the Code), except that for Plan Years commencing on or after January 1, 1994, the dollar limit shall be $150,000 (as adjusted pursuant to section 401(a)(17) of the Code). Subject to Ann. 92-29, the dollar limitation applicable for a calendar year shall be treated as applicable to the Plan Year commencing in such calendar year. In determining the Compensation of a Participant for purposes of these limitations, the rules of Code section 414(q)(6) shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. If, as a result of the application of such family aggregation rules the adjusted limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation-as determined under this Section prior to the application of this limitation.

     14.10. "Contribution Agreement" means an agreement (either in writing or through telephone or electronic means) entered into between a Participant and his or her Participating Company pursuant to which Elective Contributions shall be made for the Participant's benefit.

     14.11. "Date of Employment" means the Employee's first day of employment or re-employment. The first day of employment or re-employment is the first day the Employee performs an hour of service, and an "hour of service" for this purpose is an hour for which the Employee is paid or entitled to payment for the performance of duties for an Affiliated Company.

     14.12. "Direct Transfer" means a payment of an Eligible Rollover Distribution by the Plan to the Eligible Retirement Plan specified by the Participant.

     14.13. "Early Retirement Date" means the date on or after which the Participant reaches age 55 and has completed a Period of Service of 10 years or more.

     14.14. "Elective Contribution" means a contribution made to the Plan for the benefit of a Participant pursuant to a Contribution Agreement.

     14.15. "Eligible Employee" means any regular Employee who is employed by a Participating Company, except for an Employee who is hired on a temporary basis, or who is included in the class of Employees whose status is "co-op student" until July 1, 1995. In no event shall a "leased employee" within the meaning of Code section 414(n) become an Eligible Employee until he or she becomes a common law employee of a Participating Company. Notwithstanding the foregoing, no Employee who is on a temporary assignment to the Plan Sponsor or other Participating Company from a non-U.S. Affiliated Company, shall not be an "Eligible Employee" during such temporary assignment. Furthermore, an Employee of the Plan Sponsor or other Participating Company who is on a temporary assignment to a non-U.S. Affiliated Company shall remain an Eligible Employee during such temporary assignment.

     14.16. "Employee, means any individual employed by an Affiliated Company, including any leased employee and any other individual required to be treated as an employee pursuant to Code sections 414(n) and 414(o).

     14.17. "Eligible Rollover Distribution" means any distribution of all or any portion of the balance of the Account of a Participant, except that it does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Participant and the Participant's Beneficiary, or for a specified period of 10 years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     14.18. "Eligible Retirement Plan" means an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403 (a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Participant'-s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a Participant's surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     14.19. "Entry Date" means the first day of the first, fourth, seventh and tenth month of the calendar year. Effective April 2, 1995, "Entry Date" means the first day of each pay period during the Plan Year.

     14.20. "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended, and any successor statute or statutes of similar import.

     14.21. "Highly Compensated Employee" means an Employee - of an Affiliated Company who is a "highly compensated employee" within the meaning of Code section 414(q). The term Highly Compensated Employee includes highly compensated active Employees and highly compensated former Employees.

          (a) A highly compensated active Employee includes any Employee who performs service for an Affiliated Company during the determination year and who, during the look-back year: (i) received Compensation from the Affiliated Companies in excess of $75,000 (as adjusted pursuant to Code section 415(d)); (ii) received Compensation from the Affiliated Company in excess of $50,000 (as adjusted pursuant to Code section 415(d)) and was a member of the top-paid group for such year; or (iii) was an officer of the Affiliated Company and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Code section 415(b)(1)(A).

          (b) The term Highly Compensated Employee also includes: (i) any employee who would be described in paragraph (a) if the term "determination year" were substituted for the term "look-back year" and who is one of the 100 Employees who received the most Compensation from the Employers during the determination year; and
     (ii) Employees who are a 5 percent owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (a)(iii) above during either a determination year or look back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year.

          (c) A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated from service) prior to the determination year, performs no service for the Affiliated Companies during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

          (d) If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of Compensation paid by the Affiliated Companies during such year, then the family member and the 5 percent owner or top 10 Highly Compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top 10 Highly
     Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions equal to the sum of such compensation and contributions of the family member and 5 percent owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendant and descendants of the employee or former employee and the spouses of such lineal ascendant and descendants.

          (e) The top paid group shall consist of the top 20 percent of active Employees, ranked on the basis of Compensation received from the Affiliated Companies during the year. The number of officers shall be limited to the lesser of (i) 50 Employees or (ii) the greater of 3 Employees or 10 percent of Employees. If there is not at least one officer whose Compensation is in excess of 50 percent of the Code section 415(b)(i)(A) limit, then the highest paid officer of the Affiliated Companies shall be treated as a Highly Compensated Employee. The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of employees in the top-paid group, the top 100 Employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Code section 414(q).

     14.22. "Investment Committee" means the Digital Equipment Corporation Savings and Investment Plan Investment Committee, as described in Article 9, which shall consist of at least three members appointed by the Board of Directors.

     14.23. "Matching Contribution" means a contribution made for the benefit of a Participant under the Plan on account of an Elective Contribution.

     14.24.     "Normal  Retirement  Age"  means  age  65.

     14.25. "Participant" means each Eligible Employee who participates in the Plan pursuant to its provisions. For purposes of Sections 6.9 and 8.6, "Participant" may include a Participant's surviving spouse and a Participant's or former Participant's spouse or former spouse who is an Alternate Payee under a Qualified Domestic Relations Order, with regard to the interest of the spouse or former spouse, as the case may be.

     14.26. "Participating Company" means the Plan Sponsor and each other Affiliated Company that adopts the Plan with the consent of the Plan Sponsor.

     14.27. "Period Of Service" means, with respect to any Employee, the aggregate of all time periods, commencing with the Employee's first Date of Employment and ending on the date a break in service begins. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days. In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a break in service. For purposes of this Section,

          (a) an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement;

          (b) a break in service is a period of severance of at least 12 consecutive months; and

          (c) a period of severance is a continuous period of time during which the Employee is not employed by an Affiliated Company. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12-month anniversary of the date on which the Employee was otherwise first absent from service.

          (d) In the case of a leave of absence for service in the armed forces of the United States or Family and Medical Leave Act, no period shall be excluded under this paragraph during which the Employee has reemployment rights with respect to the Affiliated Companies under federal law.

     14.28. "Plan" means the Digital Equipment Corporation Savings and Investment Plan.

     14.29. "Plan Sponsor" means Digital Equipment Corporation, a Massachusetts corporation, and any successor thereto which adopts the Plan.

     14.30. "Plan Year" means through June 30, 1990, the 52/53-week period beginning on the day next following the Saturday nearest June 30 in one calendar year and ending on the Saturday nearest June 30 in the next succeeding calendar year, and thereafter through December 31, 1995, shall be the 12-month period beginning on each July 1, and thereafter shall be the 12-month period beginning on each January 1.

     14.31. "Qualified Domestic Relations Order" means any judgment, decree or order (including approval of a property settlement agreement) which constitutes a "qualified domestic relations order" within the meaning of Code section 414(p). A judgment, decree or order shall not be considered not to be a Qualified Domestic Relations order merely because it requires a distribution to an alternate payee (or the segregation of accounts pending distribution to an alternate payee) before the Participant is otherwise entitled to a distribution under the Plan.

     14.32. "Regulation" means a regulation issued by the Department of Treasury, including any final regulation, proposed regulation, temporary regulation, as well as any modification of any such regulation contained in any notice, revenue procedure, or similar pronouncement issued by the Internal Revenue Service.

     14.33. "Required Beginning Date" for a Participant shall be determined as follows:

               (i) the Required Beginning Date is April 1 following the calendar year in which the Participant attains age 70 1/2 for all periods prior to April 3, 1995, and thereafter shall be the December 31 of the calendar year in which the Participant attains age 70 1/2.

     14.34. "Rollover Contribution" means a contribution made by a Participant which satisfies the requirements for rollover contributions as set forth in the Plan and the Code.

     14.35.     "Section"  means  a  section  of  the  Plan.

     14.36. "Trust" means the Digital Equipment Corporation Savings and Investment Trust established in conjunction with the Plan, together with any and all amendments thereto.

     14.37. "Trustee" mean the person or persons who are at any time the acting Trustee under the Trust.

     14.38. "Valuation Date" means the first business day of each calendar month and such other day or days as specified by the Administrator, and effective on or after April 3, 1995, includes each business day of the month.

IN WITNESS WHEREOF, the Plan Sponsor has caused this instrument to be signed in its name and on its behalf by its duly authorized officer, this 30th day of April, 1996.

                                              DIGITAL  EQUIPMENT  CORPORATION

                                              By:  /s/  Kathleen  Angel
                                                 ----------------------
                                                 Kathleen  Angel
                                                 Director, Worldwide Benefits

                                   APPENDIX A

                                     TO THE

                          DIGITAL EQUIPMENT CORPORATION

                           SAVINGS AND INVESTMENT PLAN

Affiliated  Companies

Rocky  Mountain  Magnetics,  Inc.
(Effective  August  19,  1992  through  October  2,  1994)

                                FIRST AMENDMENT
                                     TO THE
                          DIGITAL EQUIPMENT CORPORATION
                           SAVINGS AND INVESTMENT PLAN
                           (July 2, 1989 Restatement)

Pursuant to written action taken as of August 16, 1996, the Plan, last amended and restated as of July 2, 1989, is amended as follows:

     I.   Effective June 30, 1996.
          Article 3. By replacing in line 14 of Section 3.1, the  percentages of
          ---------
          Elective Contributions of "1% to 8%" with "1% to 9%" and in line 19 of
          Section 3.1 the percentages of Elective Contributions of "1% to 12%" with "1% to 14%."



     II.  Effective  September 1, 1996.
          Article  13. By adding to the end  thereof  a new  Section  13.10,  as
          -----------
          follows:

          13.10 Lost Participant or Beneficiary. Any benefit payable under the Plan will be forfeited if the Administrator, after reasonable effort, is unable to locate the Participant or Beneficiary to whom payment is due. However, any such forfeited benefit will be reinstated and become payable (without interest or other adjustment) if a claim is made by the Participant or Beneficiary for such forfeited benefit. The reinstatement of such benefit will be made from forfeitures or, if necessary, a special contribution by the Company. The amounts forfeited in accordance with this Section that are not used for reinstatement of benefits in accordance with the preceding sentence will be used to pay for the reasonable administrative expenses of the Plan, or will be used to reduce the Company Contributions to be made in accordance with Section 3.3 (and allocated among Accounts in the same manner as those Company Contributions).

Executed  this  21st  day  of  August,  1996.
                ----           ------

                                   DIGITAL  EQUIPMENT  CORPORATION


                                   By:  /s/  Kathleen  O.  Angel
                                       ---------------------------
                                       Kathleen O. Angel
                                       Director of Worldwide Benefits

                                SECOND AMENDMENT
                                     TO THE
                          DIGITAL EQUIPMENT CORPORATION
                           SAVINGS AND INVESTMENT PLAN

                           (JULY 2, 1989 RESTATEMENT)

                                (PLAN NUMBER 003)


Pursuant to written actions of the Vice President, Human Resources and the Treasurer dated December 21, 1994, November 11, 1996, and June 3, 1997, the Plan is amended as follows:

I.   Effective  December  21,  1994:

     Article  13  is  amended  by  adding  a  new  section  13.10  as  follows:

          "13.10. Erroneous Payment. In the case that a benefit is paid in error
                  -----------------
          of whatever reason, the Administrator or Trustee shall have the right to seek recoupment by any reasonable means, including reducing payment of any future benefits, until the amount of the erroneous payment has been recovered."

II   Effective  November  11,  1996:

     A. Section 14.9 is amended by adding after the words "welfare benefits" in line 11 of paragraph (c) the following:

          "(including, but not limited to, disability income and optional disability income benefits provided after the 91st consecutive day of disability, except that such benefit shall be included solely for the purposes of Section 3.3(B))."

     B.   Section 14.15 is amended by adding as a final sentence the following:

          "A person who is characterized by the Plan Sponsor or an Affiliated Company as an independent contractor, consultant, or Leased employee' (or other similar category) is not eligible to participate under the Plan for any period of time during which he or she is so characterized even if that characterization is later changed."

IV   Effective July 1, 1997:

     A. Section 3.1 is amended by replacing in line 14 the percentages of Elective Contributions of "1% to 9%" with "1% to 10%" and in line 19 the percentages of Elective Contributions of "1% to 14%" with "1% to 15%."


     B. Section 8.5 is amended by deleting the third sentence and replacing it in its entirety with the following:

          "In the absence of an effective beneficiary designation, a Participant's Beneficiary shall be all members of the first class in which there are living members on the date of the Participant's death in the following order of priority: his or her spouse, qualified domestic partner, children, parents, estate. For purposes of the Plan, "qualified domestic partner" means a person for whom an affidavit attesting to the existence of a domestic partnership with the Participant had been received by the Administrator or its designated agent prior to the Participant's death and which had not been terminated by the Participant prior to the date of death of the Participant.

     C. Section 14 is amended by adding the term "qualified domestic partner" as defined in Section 8.5.

Executed this 13th day of January, 1998.


                                Digital  Equipment  Corporation


                                By: /s/  Kathleen  O.  Angel
                                   -------------------------------
                                   Kathleen  O.  Angel
                                   Vice President, Worldwide Benefits and
                                   Work/Life Solutions

                                 THIRD AMENDMENT
                                     TO THE
                          DIGITAL EQUIPMENT CORPORATION
                             SAVINGS AND INVESTMENT

                           (JULY 2, 1989 RESTATEMENT)

                                (PLAN NUMBER 003)


Pursuant to written actions of the Vice President, Human Resources and the Treasurer dated December 15, 1997, the Plan is amended as follows:

I.   Effective January 15, 1998:

     Article 3. By  replacing  in line 14 of Section  3.1,  the  percentages  of
     ---------
     Elective  Contributions  of "1% to 10%"  with "1% to 13%" and in line 19 of
     Section 3.1 the percentages of Elective Contributions of "1% to 15%" to "1 to 18%."

II   Effective  January  1,  1998:

     Article 8. By replacing the dollar amount of "$3,500"  cited in Section 8.1
     ---------
     with the dollar amount of "$5,000."


     Executed  this  5th  day  of  March,  1998.


                               Digital Equipment Corporation


                               By:  /s/ Kathleen O. Angel
                                   -------------------------------
                                    Kathleen O. Angel
                                    Vice President, Worldwide Benefits and
                                    Work/Life Solutions

                                FOURTH AMENDMENT
                                     TO THE
                          DIGITAL EQUIPMENT CORPORATION
                           SAVINGS AND INVESTMENT PLAN

                           (JULY 2, 1989 RESTATEMENT)

                                (PLAN NUMBER 003)


     Pursuant to written actions of the Vice President, Human Resources and the Treasurer dated May 11, 1998, effective May 13, 1998, the Plan as previously amended is hereby further amended as follows:

I. Section 7.7 is amended by adding the following at the end of the Section, immediately after the final sentence in the Section:

          "Notwithstanding any provisions of the Plan to the contrary, Participants whose account balances are transferred in accordance with Appendix B and who have outstanding loans in their Plan Accounts as of the date of such Transfer shall have their outstanding loan balance transferred along with and as part of their Account and shall be permitted to repay their loans in accordance with the provisions of Appendix B. In no event shall such Transfer be construed to create an incident of default or be considered a distributor for purposes of this Article7."

II   The following new Appendix B is added immediately following Appendix A:

                                   "APPENDIX B
                                     TO THE
                          DIGITAL EQUIPMENT CORPORATION
                           SAVINGS AND INVESTMENT PLAN

B-1. Introduction.  Pursuant to the Human  Resources  Agreement ( Agreement') by
     ------------
     and between Digital Equipment Corporation ( Digital') and Intel Corporation ( Intel') executed as of the date recited therein, certain United States Semiconductor employees of Digital accepting Intel's offer of employment shall transfer their employment to Intel as of the Country Closing Date (as such term is defined in the Agreement) (such employees who are also Plan Participants are Transferred Participants'). Each Transferred Participant shall cease participation in the Plan in accordance with paragraph B-2 below. Further, each Transferred Participant, and all other transferring employees, shall be eligible to participate in the Intel Corporation Profit Sharing Retirement Plan ( Intel Profit Sharing Plan') in accordance with the terms of the Intel Profit Sharing Plan and the Agreement. Pursuant to the Agreement, the Account balances of Transferred Participants shall be transferred to the Intel Profit Sharing Plan in accordance with paragraph B-3 below.

B-2. Cessation of Participation. As of the Country Closing Date or, if later, as
     --------------------------
     of the day following the Leave Expiration Date (as defined in the Agreement) of a Transferred Participant (in either case such date to be referred to as the Cessation Date'), each Transferred Participant shall cease participating in the Plan and no further contributions shall be made to the Accounts on behalf of any such Transferred Participant, nor shall any such Transferred Participant be eligible for Plan loans or hardship withdrawals.

B-3. Transfer of Account Balances.  As soon as reasonably  practicable following
     ----------------------------
     each Participant's Cessation Date, the sum of his Account Balance, valued as of the most recent Valuation Date preceding the date of such transfer ( Transfer Valuation Date'), shall be transferred to Intel's Profit Sharing Plan (the Transfer'). From the Cessation Date to the Transfer Valuation Date the Accounts of each Transferred Participant shall continue to accrue interest and earnings at the rate of return of the investment option(s) selected by such Transferred Participant in accordance with Section 4.3 of the Plan.

B-4. Transfer of Loan  Amounts.  The  Transfer  shall  include  the  transfer of
     -------------------------
     outstanding loans, if any, of any Transferred Participant. Loans shall be repaid in the Intel Profit Sharing Plan on identical terms, conditions and at the same interest rate as was in place under the Plan.

B-5. Transfer in Compliance. This account transfer shall be accomplished in full
     ----------------------
     compliance with all applicable law and, specifically, in accordance with Code Section 411(d)(6)."

Executed  this  12th  day  of  May,  1998.

                              Digital  Equipment  Corporation


                              By:   /s/  Kathleen  O.  Angel
                                  -----------------------------------
                                  Kathleen O. Angel, Vice President
                                  Worldwide Benefits and Work/Life Solutions

                          DIGITAL EQUIPMENT CORPORATION
                           SAVINGS AND INVESTMENT PLAN

                   Fifth Amendment to July 2, 1989 Restatement
                   -------------------------------------------

     A. The Digital Equipment Corporation Savings and Investment Plan (the "Plan"), as restated by a document entitled "July 2, 1989 Restatement," and as subsequently amended, is hereby further amended as follows:

          1. Section 4.3 is amended, effective October 1, 1998, by deleting the fourth sentence of said section and substituting in lieu thereof the following:

          "The Plan is intended to constitute a Section 404(c) Plan' within the meaning of Department of Labor Regulation 2550.404c-1, and shall be applied and administered in a manner consistent with that intent. The investment options available to Participants under the Plan may include investment companies registered under the Investment Company Act of 1940; certificates of deposit, savings accounts, and other instruments issued by a bank or similar institution; investment contracts and other instruments issued by an insurance company or bank; publicly-offered securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934; or any other investment alternative which the Investment Committee, in its discretion, decides to make available. Effective October 1, 1998, one of the available investment alternatives shall permit the Participants to direct that their Accounts acquire, hold, and sell Compaq Stock. On and after such date, the Plan shall constitute an eligible individual account plan,' within the meaning of Section 407(d)(3) of ERISA, with the intent that the plan may acquire and hold qualifying employer securities' as defined in Section 407(d)(5) of ERISA.

               Each Participant shall have the right and shall be afforded the opportunity to direct the manner in which the shares of Compaq Stock allocated to his or her Accounts shall be voted at all stockholders' meetings. The Trustee shall exercise the voting rights with respect to such stock in accordance with such Participant directions as are received on a timely basis. Any Compaq Stock allocated to the Accounts of Participants for which no direction is timely received from the Participant shall not be voted by the Trustee. In the event of a tender offer or exchange offer by any person (including Compaq Computer Corporation) for any or all shares of Compaq Stock held in the Trust, each Participant shall have the right and shall be afforded the opportunity to direct whether the shares of Compaq Stock allocated to such Participant's Accounts shall be tendered or exchanged in response to such offer. The Trustee shall respond to such tender or exchange offer with respect to such Compaq Stock in accordance with such Participant directions as are received on a timely basis. Any such Compaq Stock with respect to which directions have not been timely received by the Trustee shall not be tendered or exchanged. Any rights with respect to Compaq Stock, similar to voting or tender rights, shall be passed through to Participants with Accounts holding such Compaq Stock.

               To facilitate the foregoing rights of Participants to direct the acquisition, holding, voting, sale, tender, exchange, or exercise of similar rights with respect to Compaq Stock allocated to their Accounts, the Administrator shall establish such procedures as it deems appropriate, regarding (without limitation) the timing and form of the directions to be provided. Under such procedures, the Administrator shall use its best efforts to cause information provided to the shareholders of Compaq Stock to be provided to Participants with Accounts holding Compaq Stock. Under such procedures, information relating to the purchase, holding, and sale of securities and the exercise of voting, tender, and similar rights with regard to such securities by Participants, shall be maintained in a manner that safeguards confidentiality (except to the extent necessary to comply with Federal laws or state laws not preempted by ERISA). In connection with such procedures, the Administrator or Trustee may, among other things, retain an independent outside tabulator, recordkeeper, auditor, or other person; or may designate an independent fiduciary to administer such procedures where it is determined that the relevant situation involves a potential for undue employer influence with regard to the Participant's exercise of rights to provide directions as set forth above.

               Notwithstanding the foregoing, Participants do not acquire ownership of Compaq Stock unless and until such stock is transferred to the Participant in connection with a withdrawal or distribution from the Plan.

               If, for any reason, it is determined that Section 404(c) of ERISA does not apply to any decision taken with respect to the investment of a Participant's Account in accordance with procedures set forth in, or referred to in, this Section, such Participant shall, with respect to such action, be a named fiduciary' within the meaning of Section 402 of ERISA.

               All references to Participant' (or Participants') above shall be deemed to include a Beneficiary (or Beneficiaries) with respect to which Accounts are maintained after the death of a Participant."

          2. Article 8 is amended, effective October 1, 1998, by adding to the end of said article the following new Section 87:

               "8.7.   Distribution of Compaq Stock.  Notwithstanding  any other
                      -----------------------------
          provision of the Plan, if at the time that distribution is to be made to or in respect of a Participant under the Plan, such
          Participant's   Accounts   hold   shares  of  Compaq  Stock,   such
          distribution may, at the election of the Participant or Beneficiary, be made by the Trust's transfer to the Participant or Beneficiary (or the relevant Eligible Retirement Plan, in the case of a direct transfer under Section 8.6) of shares of Compaq Stock held by such Account. The Administrator may in its discretion establish such rules and procedures as it may deem necessary or appropriate in connection with such distributions, including procedures relating to Participant elections."

          3. Article 14 is amended by adding the following definition to said article, in the correct alphabetical order and sequence indicated by the applicable numbering:

         "14.8.1.  Compaq  Stock.  means the common  stock of Compaq  Computer
                   --------------
          Corporation, the parent of Digital."

B. This Amendment is adopted pursuant to the authority granted by the applicable Board of Directors vote dated August 16, 1994.

EXECUTED this 30th day of September, 1998.

                                           DIGITAL EQUIPMENT CORPORATION


                                           By: /s/ Linda S. Auwers
                                              -----------------------------
					    Linda S. Auwers
					    Vice President and
					    Assistant Secretary